                                                                     EXHIBIT 2.3

                                                                  EXECUTION COPY

                                COMMON AGREEMENT

                          Dated as of February 23, 2005

                                      among

                       CORPORACION DURANGO, S.A. DE C.V.,
                                 as the Company,

                 COMPANIA PAPELERA DE ATENQUIQUE, S.A. DE C.V.,
                  PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V.,
                     EMPAQUES DE CARTON TITAN, S.A. DE C.V.,
                       INDUSTRIAS CENTAURO, S.A. DE C.V.,
                   ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V.,
             ADMINISTRACION CORPORATIVA DE DURANGO, S.A. DE C.V. and
                            CARTONPACK, S.A. DE C.V.,
                                 as Guarantors,

              COMPANIA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y
                              PAPEL, S.A. DE C.V.,
                      DURANGO INTERNACIONAL, S.A. DE C.V.,
                          DURANGO INTERNATIONAL, INC.,
                      RECICLAJES CENTAURO, S.A. DE C.V. and
                      PORTEADORES DE DURANGO, S.A. DE C.V.,
                            as Additional Guarantors,

                   BANCO NACIONAL DE MEXICO, SOCIEDAD ANONIMA,
                    INTEGRANTE DEL GRUPO FINANCIERO BANAMEX,
                           CITIBANK INTERNATIONAL PLC,
                       BANC OF AMERICA SECURITIES LIMITED,
                           JPMORGAN CHASE BANK, N.A.,
                          CALIFORNIA COMMERCE BANK and
                      DEUTSCHE BANK, A.G., NEW YORK BRANCH,
                                  as A Lenders,

                              THE BANK OF NEW YORK,
               as Administrative Agent under the A Loan Documents,

                    LAW DEBENTURE TRUST COMPANY OF NEW YORK,
                     as Trustee under the B Note Documents,

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                              as Collateral Agent,

       DEUTSCHE BANK MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, DIVISION
                                   FIDUCIARIA
                              as Collateral Agent,

                    DEUTSCHE BANK TRUST COMPANY AMERICAS,
          as Guarantor Paying Agent under the A Loans and the B Notes,

    COMPANIA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y PAPEL, S.A. DE
                                     C.V.,
                  COMPANIA PAPELERA DE ATENQUIQUE S.A. DE C.V.,
                          GRUPO PIPSAMEX, S.A. DE C.V.,
                         DURANGO MCKINLEY PAPER COMPANY,
              ADMINISTRACION CORPORATIVA DE DURANGO, S.A. DE C.V.,
                      PORTEADORES DE DURANGO, S.A. DE C.V.,
                   ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V.,
                     EMPAQUES DE CARTON TITAN, S.A. DE C.V.,
                     DURANGO INTERNACIONAL, S.A. DE C.V. and
                          DURANGO INTERNATIONAL, INC.,
                           as Subordinating Creditors

                                TABLE OF CONTENTS

ARTICLE I      DEFINITIONS AND RULES OF CONSTRUCTION.....................................................        3
         Section 1.01   Definitions......................................................................        3
         Section 1.02   Interpretation...................................................................       20
         Section 1.03   Accounting Terms.................................................................       21
         Section 1.04   Exchange Rate Convention.........................................................       21
         Section 1.05   Conflict in Restructuring Documents..............................................       21

ARTICLE II     CONDITIONS SUBSEQUENT.....................................................................       21
         Section 2.01   Conditions.......................................................................       21

ARTICLE III    REPRESENTATIONS AND WARRANTIES............................................................       23
         Section 3.01   Corporate Existence and Power....................................................       23
         Section 3.02   Corporate Authorization; Non-Contravention.......................................       23
         Section 3.03   Binding Effect...................................................................       23
         Section 3.04   Financial Condition..............................................................       24
         Section 3.05   Ownership; Subsidiaries..........................................................       24
         Section 3.06   Commercial Activity; Absence of Immunity.........................................       24
         Section 3.07   Full Disclosure..................................................................       24
         Section 3.08   Guarantor Paying Agent...........................................................       25
         Section 3.09   Secured Indebtedness.............................................................       25
         Section 3.10   Real Property....................................................................       25

ARTICLE IV     AFFIRMATIVE COVENANTS.....................................................................       25
         Section 4.01   Financial Reporting..............................................................       25
         Section 4.02   Certain Notices..................................................................       28
         Section 4.03   Preservation of Existence........................................................       28
         Section 4.04   Maintenance of Property..........................................................       29
         Section 4.05   Insurance........................................................................       29
         Section 4.06   Payment of Taxes and other Governmental Charges..................................       29
         Section 4.07   Compliance with Laws.............................................................       29
         Section 4.08   Maintenance of Books and Records/Fiscal Year.....................................       29
         Section 4.09   Further Assurances...............................................................       29
         Section 4.10   New Subsidiaries; New Intercompany Notes.........................................       30

                                TABLE OF CONTENTS

                                   (continued)

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
         Section 4.11   Consultants......................................................................       31
         Section 4.12   Mortgage Registration............................................................       31
         Section 4.13   Listing of Restructuring Equity..................................................       31
         Section 4.14   Distribution of Restructuring Equity.............................................       31
         Section 4.15   Filing of Definitive Documents...................................................       32

ARTICLE V      NEGATIVE COVENANTS........................................................................       32
         Section 5.01   Indebtedness.....................................................................       32
         Section 5.02   Liens............................................................................       34
         Section 5.03   Investments......................................................................       35
         Section 5.04   Restricted Payments; Payments of Intercompany Loans..............................       37
         Section 5.05   Sales of Assets..................................................................       37
         Section 5.06   Consolidations, Mergers, Etc.....................................................       38
         Section 5.07   Transactions with Affiliates.....................................................       39
         Section 5.08   Change in Business...............................................................       40
         Section 5.09   Equity Issuances.................................................................       40
         Section 5.10   Purchases of Restructured Debt by the Company and Affiliates.....................       40
         Section 5.11   Conflicting Agreements...........................................................       40
         Section 5.12   Indebtedness of Pipsamex and McKinley............................................       40
         Section 5.13   Removal of Collateral............................................................       41

ARTICLE VI     OPTIONAL PREPAYMENTS OF A LOANS AND B NOTES...............................................       41
         Section 6.01   Limitations on Optional Prepayments of A Loans and Optional Redemptions
                        of B Notes Prior to December 31, 2005............................................       41
         Section 6.02   Pro-Rata Treatment of A Loans and B Notes........................................       41

ARTICLE VII    MANDATORY PREPAYMENTS AND REDEMPTIONS.....................................................       42
         Section 7.01   Excess Cash......................................................................       42
         Section 7.02   Equity Issuances.................................................................       42
         Section 7.03   Dispositions.....................................................................       42
         Section 7.04   Casualty Insurance Proceeds......................................................       44
         Section 7.05   Application of Certain Net Cash Proceeds to Mandatory Prepayments and
                        Redemptions......................................................................       44

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                                TABLE OF CONTENTS

                                   (continued)

                                                                                                               Page
         Section 7.06   Payments By Company/Guarantors...................................................       44

ARTICLE VIII   THE DEBT SERVICE RESERVE ACCOUNT..........................................................       44
         Section 8.01   Funding the DSRA.................................................................       44
         Section 8.02   Withdrawals from the DSRA........................................................       45

ARTICLE IX     CERTAIN INTERCREDITOR ISSUES..............................................................       46
         Section 9.01   Equal and Ratable Enhancement of A Loans and B Notes.............................       46
         Section 9.02   Payments.........................................................................       46
         Section 9.03   Collateral Voting Issues.........................................................       46
         Section 9.04   Sharing of Recoveries............................................................       46

ARTICLE X      GUARANTEE OF A LOANS AND B NOTES..........................................................       47
         Section 10.01  Guaranty.........................................................................       47
         Section 10.02  Obligations Unconditional........................................................       47
         Section 10.03  Reinstatement....................................................................       48
         Section 10.04  Subrogation......................................................................       48
         Section 10.05  Remedies.........................................................................       48
         Section 10.06  Instrument for the Payment of Money..............................................       49
         Section 10.07  Continuing Guarantee.............................................................       49
         Section 10.08  General Limitation on Guarantee Obligations......................................       49

ARTICLE XI     THE COLLATERAL AGENT......................................................................       49
         Section 11.01  Appointment of Collateral Agent, Powers and Immunities...........................       49
         Section 11.02  Duties...........................................................................       50
         Section 11.03  Reliance by Collateral Agent.....................................................       50
         Section 11.04  Defaults.........................................................................       51
         Section 11.05  Rights as a Creditor.............................................................       51
         Section 11.06  Resignation or Removal of Collateral Agent.......................................       51
         Section 11.07  Fees of Collateral Agent.........................................................       52
         Section 11.08  Enforcement Proceeds Account.....................................................       52
         Section 11.09  Distribution of Proceeds of Collateral...........................................       52

ARTICLE XII    GUARANTOR PAYING AGENT PROVISIONS.........................................................       53

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                                TABLE OF CONTENTS

                                   (continued)

                                                                                                               Page
         Section 12.01  Appointment, Powers and Immunities...............................................       53
         Section 12.02  Direct Payment; Allocation.......................................................       53
         Section 12.03  Reliance by Guarantor Paying Agent...............................................       54
         Section 12.04  Rights as a Creditor.............................................................       54
         Section 12.05  Replacement of Guarantor Paying Agent............................................       54
         Section 12.06  Fees of Guarantor Paying Agent...................................................       54

ARTICLE XIII   SUBORDINATION OF C NOTES..................................................................       55
        Section 13.01  Defined Terms....................................................................        55
         Section 13.02  General..........................................................................       55
         Section 13.03  Remedies.........................................................................       55
         Section 13.04  Hold in Trust....................................................................       55
         Section 13.05  Payments in Bankruptcy or Liquidation............................................       55
         Section 13.06  Subordinated Debt Voting Rights..................................................       56
         Section 13.07  Further Assurances...............................................................       56
         Section 13.08  Modification or Sale of Subordinated Debt........................................       56
         Section 13.09  Termination of Subordination.....................................................       56

ARTICLE XIV    SUBORDINATION OF INTERCOMPANY NOTES.......................................................       56
         Section 14.01  Defined Terms....................................................................       56
         Section 14.02  General..........................................................................       57
         Section 14.03  Remedies.........................................................................       57
         Section 14.04  Hold in Trust....................................................................       57
         Section 14.05  Payments in Bankruptcy or Liquidation............................................       57
         Section 14.06  Subordinated Debt Voting Rights..................................................       58
         Section 14.07  Further Assurances...............................................................       58
         Section 14.08  Modification or Sale of Subordinated Debt........................................       58
         Section 14.09  Termination of Subordination.....................................................       58

ARTICLE XV     MISCELLANEOUS.............................................................................       58
         Section 15.01  Reinstatement of Pre-Restructuring Claims........................................       58
         Section 15.02  Amendments and Waivers...........................................................       59

                                TABLE OF CONTENTS

                                   (continued)

                                                                                                     Page
Section 15.03  Costs and Expenses...............................................................       59
Section 15.04  Indemnification..................................................................       60
Section 15.05  Limitation of Rights; No Waiver..................................................       61
Section 15.06  Sharing of Information...........................................................       61
Section 15.07  Judgment Currency................................................................       61
Section 15.08  GOVERNING LAW....................................................................       62
Section 15.09  Payments Set Aside...............................................................       62
Section 15.10  Notices..........................................................................       62
Section 15.11    Successors and Assigns.........................................................       62
Section 15.12  Counterparts; Severability.......................................................       62
Section 15.13  Waiver of Immunity...............................................................       63
Section 15.14  Use of English Language..........................................................       63
Section 15.15  Survival.........................................................................       63
Section 15.16  Consent to Jurisdiction; Process Agent...........................................       64
Section 15.17  Waiver of Jury Trial.............................................................       65
Section 15.18  Releases.........................................................................       65

                                TABLE OF CONTENTS

LIST OF EXHIBITS

Exhibit A    -  Form of A Loan Agreement
Exhibit B    -  Form of B Note Indenture
Exhibit C    -  Form of Designated Proceeds Notice
Exhibit D    -  Form of DSRA Pledge Agreement
Exhibit E    -  Form of McKinley Pledge Agreement
Exhibit F    -  Form of Mexican Mortgage
Exhibit G    -  Form of Intercompany Note Pledge Agreement
Exhibit H    -  Form of Pipsamex Pledge Agreement
Exhibit I    -  Form of Secretary/Officers Certificate
Exhibit J    -  Form of Closing Certificate
Exhibit K-1  -  Form of Joinder Agreement (Guarantor)
Exhibit K-2  -  Form of Joinder Agreement (Subordination)
Exhibit L    -  Form of Intercompany Note
Exhibit M    -  Form of Assumption Agreement
Exhibit N    -  Form of C Note
Exhibit O    -  Form of Irrevocable Guarantee and Administration Trust Agreement
Exhibit P       Form of Procedures Letter

                                LIST OF SCHEDULES

Schedule 1.01(a)    -   Pre-Restructuring Principal and Interest Claims
Schedule 3.05       -   Ownership; Subsidiaries
Schedule 3.10       -   Real Property
Schedule 4.01       -   Form of Certificate to Accompany Audited Financials
Schedule 5.01(b)    -   Secured Indebtedness
Schedule 5.03       -   Investments Outstanding on Closing Date
Schedule 8.02       -   Form of DSRA Withdrawal Request
Schedule 15.10      -   Notices

            This COMMON AGREEMENT, dated as of February 23, 2005 (this "AGREEMENT"), is made among:

            CORPORACION DURANGO, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico (the "COMPANY");

            COMPANIA PAPELERA DE ATENQUIQUE, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, as a Guarantor;

            PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, as a Guarantor;

            EMPAQUES DE CARTON TITAN, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, as a Guarantor;

            INDUSTRIAS CENTAURO, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, as a Guarantor;

            ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, as a Guarantor;

            ADMINISTRACION CORPORATIVA DE DURANGO, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, as a Guarantor;

            CARTONPACK, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, as a Guarantor;

            COMPANIA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y PAPEL, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, as an Additional Guarantor;

            DURANGO INTERNACIONAL, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, as an Additional Guarantor;

            DURANGO INTERNATIONAL, INC., a New Mexico corporation, as an Additional Guarantor;

            RECICLAJES CENTAURO, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, as an Additional Guarantor;

            PORTEADORES DE DURANGO, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, as an Additional Guarantor;

            BANCO NACIONAL DE MEXICO, SOCIEDAD ANONIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX; CITIBANK INTERNATIONAL PLC; BANC OF AMERICA SECURITIES LIMITED; JPMORGAN CHASE BANK, N.A.; CALIFORNIA COMMERCE BANK; and DEUTSCHE BANK, A.G., NEW YORK BRANCH, as A Lenders

            THE BANK OF NEW YORK, as administrative agent under the A Loan Documents;

            LAW DEBENTURE TRUST COMPANY OF NEW YORK, as trustee under the B Note Documents;

            DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent under the McKinley Pledge Agreement

            DEUTSCHE BANK MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, TRUST DIVISION, as collateral agent under the Security Documents (other than the McKinley Pledge Agreement)

            DEUTSCHE BANK TRUST COMPANY AMERICAS, as Guarantor Paying Agent for the A Loans and the B Notes;

            COMPANIA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y PAPEL, S.A. DE C.V., COMPANIA PAPELERA DE ATENQUIQUE, S.A. DE C.V., GRUPO PIPSAMEX, S.A. DE C.V., DURANGO MCKINLEY PAPER COMPANY, ADMINISTRACION CORPORATIVA DE DURANGO, S.A. DE C.V., PORTEADORES DE DURANGO, S.A. DE C.V., ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V., EMPAQUES DE CARTON TITAN, S.A. DE C.V., DURANGO INTERNACIONAL, S.A. DE C.V., and DURANGO INTERNATIONAL, INC., as Subordinating Creditors.

                                    PREAMBLES

            WHEREAS, prior to giving effect to the Restructuring, the Company and certain of its Subsidiaries were indebted to the Pre-Restructuring Creditors under the Pre-Restructuring Documents;

            WHEREAS, the Company and certain of the Pre-Restructuring Creditors agreed to a restructuring of the debt of the Company (the "RESTRUCTURING") in accordance with a term sheet dated as of August 11, 2004, which agreement was partially implemented by a Convenio Concursal constituting a plan of reorganization (the "CONVENIO") in the Company's concurso mercantil proceeding under the Mexican Business Reorganization Act;

            WHEREAS, the Convenio contemplates that the terms of the restructured indebtedness of the Company will be set out in this Agreement, the A Loan Agreement, the B Note Indenture, the Security Documents, and the other Restructuring Documents;

            WHEREAS, each of the Guaranteeing Parties is a subsidiary of the Company and will derive an economic benefit by virtue of the Restructuring;

            WHEREAS, the parties desire to set forth in this Agreement certain of their agreements which are common to all of the Restructuring Documents; and

            WHEREAS, this is the Common Agreement referred to in the Convenio as having been initialed by the parties for purposes of identification;

            NOW THEREFORE, in consideration of the foregoing and to facilitate the Restructuring, each of the parties hereto agrees as follows:

                                   ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION

            Section 1.01 Definitions. For all purposes of this Agreement, capitalized terms used but not defined herein have the meanings set forth in this Section 1.01.

            "A LENDER" means, at any time, any lender party to the A Loan Agreement at such time.

            "A LOANS" means, at any time, the loans evidenced by the A Loan Agreement at such time.

            "A LOAN AGREEMENT" means the Restructured Credit Agreement among the Company, the A Lenders and the Administrative Agent, dated the Closing Date, substantially in the form of Exhibit A.

            "A LOAN DOCUMENTS" mean the A Loan Agreement and each promissory note issued to an A Lender under the A Loan Agreement.

            "A LOAN PERCENTAGE" means, at any time, the then outstanding principal amount of A Loans divided by the sum of the then outstanding principal amounts of the A Loans and the B Notes.

            "A LOAN PORTION OF MANDATORY PREPAYMENTS/REDEMPTIONS" means, at any time, an amount equal to (a) the Mandatory Prepayment/Redemption Amount at such time, multiplied by (b) the A Loan Percentage.

            "ACCEPTABLE BANK" means a bank or trust company (a) that is one of the five largest banks (based upon assets as of last day of the immediately preceding calendar year) organized under the laws of Mexico and is not under intervention or controlled by the Mexican Instituto para la Proteccion al Ahorro Bancario or any successor thereto, or (b) organized under the laws of the United States of America or any State thereof and having capital, surplus and undivided profits of at least $50,000,000.

            "ACD" means Administracion Corporativa de Durango, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

            "ACTUAL DAYS OF ACCOUNTS RECEIVABLE" means, as of the last day of any fiscal quarter of the Company ending December 31, 2005 or after, the product of (i) 365 and (ii) the quotient of (x) the amount of accounts receivable for the Company and the Guarantors on such date, measured in Dollars and (y) net sales for the Company and the Guarantors for the period of four consecutive fiscal quarters ending on such date (taken as one accounting period), measured in Dollars.

            "ACTUAL DAYS OF INVENTORY" means, as of the last day of any fiscal quarter of the Company ending December 31, 2005 or after, the product of (i) 365 and (ii) the quotient of (x) the Measurement Inventory of the Company and the Guarantors on such date, measured in Dollars and (y) the cost of goods sold for the Company and the Guarantors for the period of four consecutive fiscal quarters ending on such date (taken as one accounting period), measured in Dollars.

            "ADDITIONAL GUARANTORS" means Compania Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V.; Durango Internacional, S.A. de C.V.; Durango International, Inc.; Porteadores de Durango, S.A. de C.V.; and Reciclajes Centauro, S.A. de C.V.

            "ADMINISTRATIVE AGENT" means The Bank of New York, as administrative agent under the A Loan Documents, and any successor in such role.

            "AFFILIATE" means, as to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person, provided, that for purposes of
Section 5.07, an Affiliate of the Company or any Guarantor shall include any Person that beneficially owns or holds 10% or more of any class of Capital Stock of such specified Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Capital Stock or by contract or otherwise.

            "AGGREGATE COMPANY PORTION OF EXCESS CASH" means, at any time, the difference between (i) the aggregate of the Company Portions of Excess Cash from the Closing Date through such time and (ii) the aggregate amount of consideration paid by the Company and the Guarantors from the Closing Date through such time for purchases of Restructured Debt permitted under Section
5.10 (Purchases of Restructured Debt by the Company and Affiliates).

            "APPLICABLE LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "BBVA BANCOMER" means BBVA Bancomer, S.A., Institucion de Banca Multiple, Integrante del Grupo Financiero BBVA Bancomer.

            "B NOTE DOCUMENTS" means the B Note Indenture and the B Notes.

            "B NOTE INDENTURE" means the Indenture among the Company and the Trustee, dated as of the Closing Date, substantially in the form of Exhibit B.

            "B NOTE PERCENTAGE" means, at any time, the then outstanding principal amount of B Notes divided by the sum of the then outstanding principal amounts of the A Loans and the B Notes.

            "B NOTE PORTION OF MANDATORY PREPAYMENTS/REDEMPTIONS" means, at any time, an amount equal to (a) the Mandatory Prepayment/Redemption Amount at such time, multiplied by (b) the B Note Percentage.

            "B NOTES" means the "Series B Notes" issued pursuant to the B Note Indenture.

            "B NOTEHOLDERS" means, collectively, at any time, each Person that holds B Notes at such time.

            "BANAMEX" means Banco Nacional de Mexico, Sociedad Anonima, Integrante del Grupo Financiero Banamex.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Mexico City are authorized or required by law to close.

            "C NOTES" means the Tranche C Notes issued by the Company pursuant to the Convenio.

            "C NOTEHOLDERS" means, Compania Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V., Compania Papelera de Atenquique, S.A. de C.V., Grupo Pipsamex, S.A. de C.V., Durango McKinley Paper Company, Administracion Corporativa de Durango, S.A. de C.V., Porteadores de Durango, S.A. de C.V., Envases y Empaques de Mexico, S.A. de C.V., Empaques de Carton Titan, S.A. de C.V., Durango Internacional, S.A. de C.V., and Durango International, Inc.

            "CALCULATION RATE" means, at any time (i) a floating rate per annum equal to LIBOR at such time plus 2.75% with respect to the A Loans, and (ii) a fixed rate per annum equal to 7.50% with respect to the B Notes.

            "CAPITAL LEASE OBLIGATIONS" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under Mexican GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Mexican GAAP.

            "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock (including common or preferred stock) or other equity participation rights or interests, including partnership interests, whether general or limited, fixed or variable capital of a sociedad anonima, membership or limited liability company interests in a limited liability company and any rights, warrants or options to acquire such capital stock or other equity participation rights or interests.

            "CARTONPACK" means Cartonpack, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

            "CASH EQUIVALENTS" means Investments permitted by clauses (h) through (m) of Section 5.03.

            "CASUALTY EVENT" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person receives insurance proceeds, or proceeds of a condemnation award or other compensation.

            "CENTAURO" means Industrias Centauro, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

            "CHANGE OF CONTROL" means that (a) the Controlling Shareholders collectively shall cease to have the power, directly or indirectly, to direct the management or policies of the Company, whether through the exercise of voting power, by contract, or otherwise, or (b) any Guarantor shall cease to be a Subsidiary of the Company.

            "CHIEF FINANCIAL OFFICER" means the chief financial officer, or any other officer having substantially the same authority and responsibility.

            "CLOSING CERTIFICATE" means a certificate substantially in the form of Exhibit J.

            "CLOSING DATE" means February 23, 2005.

            "CNBV" means the Mexican National Banking and Securities Commission (Comision Nacional Bancaria y de Valores).

            "COLLATERAL" means the collateral subject to the Security Documents.

            "COLLATERAL AGENT" has the meaning set forth in Section 11.01.

            "COMMON SHARES" means common shares (acciones comunes) of the Company.

            "COMPANY" means Corporacion Durango, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

            "COMPANY PORTION OF EXCESS CASH" has the meaning set forth in
Section 7.01.

            "CONCURSO PROCEEDING" means the concurso mercantil proceeding filed by the Company on May 18, 2004 in Durango, Mexico, under file number 3/2004.

            "CONSOLIDATED NET WORTH" means, at any date of determination, (a) as to the Company, stockholders' equity as set forth on its most recently available quarterly or annual balance sheet prepared on a Partially Consolidated basis, determined in conformity with Mexican GAAP, (except to the extent that such statements by their nature deviate from the consolidation methodology required under Mexican GAAP), or (b) as to any Guarantor, stockholders' equity as set forth on its most recently available quarterly or annual balance sheet prepared on a consolidated basis, determined in conformity with Mexican GAAP.

            "CONSOLIDATED SUBSIDIARY" means, as to any Person, any Subsidiary of such Person which is consolidated with such Person for financial reporting purposes in accordance with Mexican GAAP.

            "CONTRACTUAL OBLIGATION" means, as to any Person, any applicable provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

            "CONTROLLING SHAREHOLDERS" means any of (a) Miguel Rincon Arredondo,
(b) Jose Antonio Rincon Arredondo, (c) Jesus Rincon Arredondo, (d) any spouse, brother, sister or lineal descendent of any of the individuals listed in clauses
(a), (b) or (c) of this definition, and (e) any trust established for the benefit of any of the individuals listed in clauses (a), (b), (c) or (d) of this definition.

            "CONVENIO" is defined in the Preambles to this Agreement.

            "CONVENIO CONCURSAL" means that agreement dated December 23, 2004 implementing the Restructuring in the Company's concurso mercantil proceeding.

            "COPASA" means Compania Papelera de Atenquique, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

            "COURT" means the District Court of Durango, Mexico.

            "CREDITOR" means any A Lender or B Noteholder.

            "CREDITORS" means the A Lenders and the B Noteholders.

            "DEFAULT" means any act, condition or event that, with the giving of notice or lapse of time, or both, would become an Event of Default.

            "DESIGNATED PROCEEDS" means Net Cash Proceeds realized upon (i) a Disposition of assets by the Company pursuant to Section 5.05(a)(iii) or a Guarantor pursuant to Section 5.05(b)(iii) or (ii) a Casualty Event, and identified in a written notice (in the form of Exhibit C) to the Administrative Agent, the Trustee and the Collateral Agent.

            "DISPOSITION" means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) to any other Person excluding any sale, assignment, transfer or other disposition of inventory sold or disposed of in the ordinary course of business and on ordinary business terms.

            "DOLLARS" or "$" means the lawful currency of the United States of America.

            "DSRA" means a deposit account of the Company maintained with BBVA Bancomer in Mexico pursuant to documentation that (i) contains, without limitation, the terms set forth in Section 8.02, and (ii) is otherwise acceptable to the Company and the Negotiating Creditors.

            "DSRA PLEDGE AGREEMENT" means that agreement substantially in the form of Exhibit D, made by the Company in favor of (a) the A Lenders and (b) the Trustee for the benefit of the B Noteholders.

            "EBITDA" means, with respect to any Person for any fiscal quarter, the sum (calculated in Pesos and subsequently converted into Dollars) of:

            (a)   operating income during such period of such Person;

            (b) to the extent deducted in determining such operating income for such period, the sum of:

                  (i)   depreciation,

                  (ii)  amortization,

                  (iii) any other non-cash charges (including inflation
                        adjustments of the initial inventory included in the determination of the cost of sales, reserves made for doubtful accounts and for contingencies arising in connection with litigation, and non-cash effect on sales of fixed assets) other than any such non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period,

                  (iv) the aggregate amount of all cash severance payments actually made by such Person in cash,

                  (v)   taxes paid or payable by such Person, and

                  (vi) non-cash charges incurred by such Person in connection with pension plans; and

            (c) the aggregate amount of interest income accrued during such period by such Person.

            "EQUITY ISSUANCE" means any issuance or sale by any Person of any of its Capital Stock, other than (i) warrants or options issued to directors, officers or employees of such Person as part of the compensation of such director, officer or employee, and (ii) Investments permitted by Section 5.03(b).

            "EVENT OF DEFAULT" means an "Event of Default" as defined in the A Loan Agreement or the B Note Indenture.

            "EXCESS CASH" means, as of the last day of any fiscal quarter of the Company ending after the Closing Date, the greater of (a) Minimum Excess Cash and (b) the sum of (i) the Measurement Accounts Payable Deficiency at such date,
(ii) the Measurement Excess Inventory Level at such date, (iii) the Measurement Excess Accounts Receivable Level at such date, (iv) the McKinley Excess Cash on Hand and (v) the aggregate balance of all cash and Cash Equivalents (excluding amounts on deposit in the DSRA) then held by the Company and the Guarantors in excess of the amount shown below opposite such fiscal quarter:

FISCAL QUARTER ENDING                                                      AMOUNT (US$)
---------------------                                                      ------------
December 31, 2005                                                          $32,000,000

March 31, 2006                                                             $65,200,000

June 30, 2006                                                              $65,200,000

September 30, 2006                                                         $65,200,000

December 31, 2006                                                          $35,200,000

March 31, 2007                                                             $61,000,000

June 30, 2007                                                              $61,000,000

September 30, 2007                                                         $61,000,000

December 31, 2007                                                          $31,000,000

March 31, 2008 and each of the first three fiscal
quarters of each fiscal year thereafter                                    $50,000,000

December 31, 2008 and each of the last fiscal quarters
of each fiscal year thereafter                                             $20,000,000

            "EXCESS CASH PAYMENT DATE" means a date on or prior to the 31st day (or, if such day is not a Business Day the next succeeding Business Day) following each date quarterly financial statements are required to be delivered pursuant to Section 4.01(a).

            "EYEMEX" means Envases y Empaques de Mexico, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

            "FITCH" means Fitch Ratings Ltd. or any successor to the rating agency business thereof.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government.

            "GUARANTEE" means, with respect to any Person, without duplication, a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any other Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any other Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit entered into in the ordinary course of business or agreements providing for indemnification, adjustment of purchase price or similar obligations not constituting Indebtedness. The terms "Guarantee" and "Guaranteed" used as verbs have the correlative meanings.

            "GUARANTEEING PARTIES" means, the Guarantors and the Additional Guarantors.

            "GUARANTOR" means COPASA, PIMSA, Titan, Centauro, EYEMEX, ACD and Cartonpack, and each Person that executes a Joinder Agreement (Guarantor) as required pursuant to Section 4.10 or 5.06(c).

            "GUARANTOR PAYING AGENT" means Deutsche Bank Trust Company Americas as initial Guarantor Paying Agent for the A Loans and the B Notes, and any successor thereto (subject to the requirements set forth in Section 12.05).

            "GUARANTOR PORTION OF CORPORATE OVERHEAD" means, with respect to any fiscal year, an amount not to exceed the Guarantors' Ratable Share of the total corporate overhead, Taxes, regulatory costs and audit fees of the Company and its Consolidated Subsidiaries paid at the Company level for such fiscal year. For purposes of this definition, "Ratable Share" for any fiscal year means the quotient (expressed as a percentage) of (x) the gross revenue of the Company and the Guarantors reflected in the Partially Consolidated financial statements delivered pursuant to Section 4.01(b) for the fiscal year most recently ended and (y) the gross revenue of the Company and its Consolidated Subsidiaries reflected in the audited consolidated financial statements delivered pursuant to
Section 4.01(b) for the fiscal year most recently ended.

            "HACIENDA" means the Mexican Secretaria de Hacienda y Credito Publico (the Ministry of Finance of Mexico).

            "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "IMSS" means the Mexican Instituto Mexicano del Seguro Social (Mexican Social Security Institute).

            "INDEBTEDNESS" means, for any Person, without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable arising, and expenses incurred, in the ordinary course of business so long as such trade accounts payable are no more than 60 days past due (but, in any event, are payable no more than one year after the date on which the respective goods are delivered or the respective services are rendered); (c) obligations of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person, provided that, if not assumed, the amount of such Indebtedness shall be the lesser of (i) the fair market value of the Property secured by such Lien at such date of determination and (ii) the amount of the obligations secured; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person, net of any cash deposits securing the same; (e) Capital Lease Obligations of such Person; and (f) obligations of others of the type described in clauses (a) through (e) above Guaranteed by such Person.

            The amount of Indebtedness of any Person at any date shall be the outstanding principal balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided, that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with Mexican GAAP, and
(ii) Indebtedness shall not include (A) any liability of such Person for federal, state, local or other Taxes of any jurisdiction or (B) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds, performance bonds or similar arrangements securing any obligations of the Company or any Guarantor pursuant to such agreements, in any case incurred in connection with any Disposition (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of the Property subject to the Disposition for the purpose of financing the acquisition of such Property), so long as the principal amount does not to exceed the gross proceeds actually received by the Company and the Guarantors in connection with such Disposition.

            For the purposes of computing the amount of Indebtedness outstanding at any time, all items shall be excluded to the extent that they would be eliminated as intercompany items for purposes of such Person's consolidated financial statements.

            "INFONAVIT" means the Mexican Instituto del Fondo Nacional de la Vivienda para los Trabajadores (Mexican National Worker's Housing Fund Institute).

            "INTERCOMPANY LOAN" means any Indebtedness (other than Indebtedness evidenced by a C Note) (a) from the Company to a Subsidiary of the Company, (b) from a Subsidiary of the Company to the Company, or (c) from a Subsidiary of the Company to another Subsidiary of the Company.

            "INDEVAL" means S. D. Indeval, S.A. de C.V.

            "INTERCOMPANY NOTE" means a note evidencing an Intercompany Loan which is subordinated to the A Loans and the B Notes on the terms set forth in
Article XIV.

            "INTERCOMPANY NOTE PLEDGE AGREEMENT" means a pledge agreement (contrato de prenda de cuentas por cobrar), substantially in the form of Exhibit G.


            "INTERNATIONAL ACCOUNTING STANDARDS" means, as of any date of determination, accounting standards promulgated by the International Accounting Standards Board.

            "INVESTMENT" means, for any Person, without duplication: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding (i) any such advance, loan or extension of credit
(x) having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business or (y) to suppliers in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, (iii) Intercompany Loans not prohibited by Section 5.07, (iv) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes, and (v) deposit accounts that function solely as payroll accounts; or (c) the entering into of any Guarantee (other than Guarantees permitted under Section 5.01) or (d) the entering into of any Hedging Agreement.

            "IRREVOCABLE GUARANTEE AND ADMINISTRATION TRUST AGREEMENT" means a guarantee and trust agreement substantially in the form of Exhibit O.

            "JOINDER AGREEMENT" means a joinder agreement to the Common Agreement, substantially in the form of Exhibit K-1 or K-2 as the case may be.

            "LIEN" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Restructuring Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

            "MANDATORY PREPAYMENT/REDEMPTION AMOUNT" means any amounts arising under Sections 7.01, 7.02, 7.03 and/or 7.04.

            "MANDATORY PREPAYMENT/REDEMPTION/REPURCHASE EVENT" means an event that, with the giving of notice or passage of time, would result in the application of amounts pursuant to Article VII.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect with respect to (a) the operations, business, properties, or condition (financial or otherwise) of the Company and the Guarantors, taken as a whole; (b) the ability of the Company or any Guarantor to perform its obligations under any Restructuring Document; or (c) the legality, validity, binding effect or enforceability against the Company or any Guarantor of any Restructuring Document or the rights and remedies of the Administrative Agent, the Trustee, the Collateral Agent, the A Lenders or the B Noteholders thereunder.

            "MCKINLEY" means Durango McKinley Paper Company, a New Mexico corporation.

            "MCKINLEY EXCESS CASH ON HAND" means, as of the last day of any fiscal quarter of the Company ending after December 31, 2005, the positive difference, if any, between (i) actual cash and Cash Equivalents as reflected on the Company's balance sheet at the end of such fiscal quarter at McKinley on such date and (ii) $3,000,000. It is understood that if actual cash and Cash Equivalents as reflected on the Company's balance sheet at the end of such fiscal quarter at McKinley is less than or equal to $3,000,000, "McKinley Excess Cash on Hand" shall be zero at such time.

            "MCKINLEY PLEDGE AGREEMENT" means a Stock Pledge Agreement substantially in the form of Exhibit E.

            "MEASUREMENT ACCOUNTS PAYABLE DEFICIENCY" means, as of the last day of any fiscal quarter of the Company ending after December 31, 2005, the positive difference, if any, between (i) $53,500,000 and (ii) the aggregate amount of accounts payable and accrued liabilities (excluding amounts relating to interest and taxes) of the Company and the Guarantors (the "Measurement Accounts Payable") on such date, measured in Dollars. It is understood that, as of any date of determination, if the Measurement Accounts Payable equal or exceed $53,500,000, the Measurement Accounts Payable Deficiency shall be zero.

            "MEASUREMENT EXCESS ACCOUNTS RECEIVABLE LEVEL" means, as of the last day of any fiscal quarter of the Company ending after December 31, 2005, the product of (i) the positive difference, if any, between (x) the Actual Days of Accounts Receivable and (y) 120 and (ii) the quotient of (x) total accounts receivable for the Company and the Guarantors on such date, measured in Dollars and (y) the Actual Days of Accounts Receivable. It is understood that, as of any date of determination, if the Actual Days of Accounts Receivable is less than or equal to 120, the Measurement Excess Accounts Receivable Level shall be zero.

            "MEASUREMENT EXCESS INVENTORY LEVEL" means, as of the last day of any fiscal quarter of the Company ending after December 31, 2005, the product of
(i) the positive difference, if any, between (x) Actual Days of Inventory and
(y) 75 and (ii) the quotient of (x) the Measurement Inventory of the Company and the Guarantors on such date, measured in Dollars and (y) the Actual Days of Inventory. It is understood that, as of any date of determination, if the Actual Days of Inventory is less than or equal to 75, the Measurement Excess Inventory Level shall be zero.

            "MEASUREMENT INVENTORY" means total inventory, excluding spare parts to the extent included in determining total inventory.

            "MEXICO" means the United Mexican States (Estados Unidos Mexicanos).

            "MEXICAN GAAP" means, as of any date of determination, generally accepted accounting principles that are applicable in Mexico as of such date of determination.

            "MEXICAN MORTGAGE" means, collectively, the Mortgages (hipotecas), substantially in the form of Exhibit F, made by the Company and certain of the Guarantors in favor of (a) the A Lenders and (b) the Trustee for the benefit of the B Noteholders.

            "MEXICAN STOCK EXCHANGE" means the Bolsa Mexicana de Valores.

            "MINIMUM EXCESS CASH" means (i) as of the end of each of the first three fiscal quarters of each fiscal year, zero and (ii) as of the end of the last fiscal quarter of each fiscal year, the product of (x) 2/3 and (y) the positive difference, if any, between EBITDA of the Company and the Guarantors on a Partially Consolidated Basis and $150,000,000. If EBITDA of the Company and the Guarantors on a Partially Consolidated Basis is less than or equal to $150,000,000 as of the end of any fiscal quarter, "Minimum Excess Cash" shall be zero for such fiscal quarter.

            "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

            "NEGOTIATING CREDITORS" means, at any time, Banamex, JPMorgan Chase Bank and each member of the Steering Group, but only if such entity continues to be an A Lender or a B Noteholder at such time.

            "NET CASH PROCEEDS" means, with respect to the Company or any Guarantor

            (a) in the case of any Equity Issuance, the aggregate amount of all cash received in respect of such Equity Issuance net of reasonable expenses incurred by the Company and such Guarantor in connection therewith (including without, limitation, the reasonable fees and disbursements of legal counsel);

            (b) in the case of any Disposition, the amount of cash received in connection with such Disposition net of (i) reasonable expenses incurred by the Company or Guarantor, as the case may be, in connection therewith (including without, limitation, the reasonable fees and disbursements of legal counsel), (ii) contractually required repayments of Indebtedness secured by a Lien on such Property and any income and transfer taxes payable by the Company or such Guarantor in respect of such Disposition and (iii) appropriate amounts to be provided by the Company or any Guarantor as a reserve against any liabilities associated with such Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Disposition, provided, that (x) such reserves are required by contract, Applicable Law, US GAAP or Mexican GAAP,
                  (y) such reserves are held by a third party acceptable to the Company and the Collateral Agent, subject to terms and conditions acceptable to the Company and the Collateral Agent, and (z) such amounts initially held in reserve and, at any time, no longer required as a reserve shall at such time become Net Cash Proceeds;

            (c) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received in respect of such Casualty Event net of
                  (i) reasonable expenses incurred by the Company or such Guarantor in connection therewith (including without, limitation, the reasonable fees and disbursements of legal counsel), (ii) contractually required repayments of Indebtedness secured by a Lien on such Property and any income and transfer taxes payable by the Company or such Guarantor in respect of such Casualty Event, and (iii) appropriate amounts to be provided by the Company or any Guarantor as a reserve against any liabilities associated with such Casualty Event including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Casualty Event, provided, that (x) such reserves are required by contract, Applicable Law, or US GAAP or Mexican GAAP, (y) such reserves are held by a third party acceptable to the Company and the Collateral Agent, subject to terms and conditions acceptable to the Company and the Collateral Agent, and (z) such amounts initially held in reserve and, at any time, no longer required as a reserve shall at such time become Net Cash Proceeds.

            "NET INCOME" means, as to any Person for any period, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary gains but including extraordinary losses) which would be included as net income on the consolidated financial statements of such Person for such period.

            "OBLIGATIONS" means all debts, liabilities, obligations, covenants and duties, including for principal, fees, interest (including before and after judgment and during any insolvency proceeding), indemnities and all other amounts, in each case arising under any Restructuring Document and owed by the Company or any Guarantor to any A Lender, any B Noteholder, the Administrative Agent, the Trustee, or the Guarantor Paying Agent, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

            "OFFICER'S CERTIFICATE" means, with respect to any Person required to deliver the same, a certificate signed by a Responsible Officer of such Person.

            "ORGANIZATIONAL DOCUMENT" means (a) with respect to any corporation, the estatutos sociales, the certificate or articles of incorporation, the bylaws, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the shareholders or the board of directors (or any committee thereof) of such corporation and (b) with respect to any other entity, as applicable to such type of entity, its certificate of formation or limited liability company certificate, limited liability company agreement, memorandum and articles of association, partnership agreement or similar constitutive documents and including all agreements, voting trusts and similar arrangements with or among the holders of such Person's Capital Stock.

            "PARTIALLY CONSOLIDATED" means, with respect to any financial statements of the Company and the Guarantors, financial statements of such Persons prepared on a consolidated basis in accordance with Mexican GAAP, but with the assumptions that the Guarantors are the only Subsidiaries of the Company that are consolidated, and that all other Subsidiaries are accounted for as investments under the equity method.

            "PERMITTED INDEBTEDNESS" has the meaning set forth in Section 5.01.

            "PERMITTED LIENS" has the meaning set forth in Section 5.02.

            "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, other entity or Governmental Authority.

            "PESOS" or "P$" means the lawful money of Mexico.

            "PIMSA" means Ponderosa Industrial de Mexico, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

            "PIPSAMEX" means Grupo Pipsamex, S.A. de C.V., a socidad anonima de capital variable, organized under the laws of Mexico.

            "PIPSAMEX PLEDGE AGREEMENT" means that certain pledge agreement (contrato de prenda), substantially in the form of Exhibit H hereto, made by the Company and Pipsamex in favor of (a) the A Lenders and (b) the Trustee for the benefit of the B Noteholders.

            "PONDEROSA" means Ponderosa Industrial de Mexico, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

            "PRE-RESTRUCTURING CLAIM" means, with respect to a Pre-Restructuring Creditor, the aggregate amount of its Pre-Restructuring Principal Claim and its Pre-Restructuring Interest Claim identified on Schedule 1.01(a).

            "PRE-RESTRUCTURING CREDITORS" means the Persons identified on
Schedule 1.01(a).

            "PRE-RESTRUCTURING DOCUMENTS" means the documents and instruments identified on Schedule 1.01(a).

            "PRE-RESTRUCTURING INTEREST CLAIM" means, with respect to a Pre-Restructuring Creditor, the aggregate amount of unpaid interest owed to such Person pursuant to the Pre-Restructuring Documents, accrued through and including August 24, 2004 at the non-default rate.

            "PRE-RESTRUCTURING PRINCIPAL CLAIM" means, with respect to a Pre-Restructuring Creditor, the aggregate amount of principal owed to such Person pursuant to the Pre-Restructuring Documents on August 25, 2004.

            "PRO-RATA A LOAN PREPAYMENT AMOUNT" has the meaning set forth in
Section 6.02.

            "PRO-RATA B NOTE REDEMPTION AMOUNT" has the meaning set forth in
Section 6.02.

            "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "QUALIFIED JUDGMENT" means a judgment or order against the Company or a Guarantor in respect of a Referenced Claim that has been duly entered by
(i) a Mexican court of competent jurisdiction or (ii) a court of competent jurisdiction outside of Mexico, and (x) such judgment has been duly and finally recognized for enforcement in Mexico by a Mexican court of competent jurisdiction or (y) a Mexican court of competent jurisdiction has granted a pre-judgment attachment (embargo precautorio) of assets of the Company or a Guarantor in Mexico in respect of such judgment.

            "REFERENCED CLAIM" means those claims filed by the Pension Benefit Guaranty Corporation in Bankruptcy case No. 02-21669 before the United States Bankruptcy Court for the Southern District of Georgia, Brunswick Division, and any claims by the Pension Benefit Guaranty Corporation related thereto or arising therefrom.

            "REINSTATEMENT EFFECTIVE DATE" means the date upon which a Mexican court of competent jurisdiction renders a decision that the A Loans, the B Notes, the Guarantee by the Guaranteeing Parties or any of the Security Documents is unenforceable.

            "REQUIRED CREDITORS" means (a) the Trustee at any time when the B Notes represent at least 66.66% of the principal amount of the Restructured Debt outstanding at such time, (b) the Administrative Agent at any time when the A Loans represent at least 66.66% of the principal amount of the Restructured Debt outstanding at such time, (c) the Administrative Agent and the Trustee acting together, or (d) any combination of A Lenders and/or B Noteholders representing at least 66.66% of the principal amount of the Restructured Debt outstanding at such time.

            "RESPONSIBLE OFFICER" means the chief executive officer, the president, the Chief Financial Officer, the general counsel or any other officer having substantially the same authority and responsibility.

            "RESTRICTED PAYMENT" means dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any Guarantor, but excluding dividends payable solely in shares of Capital Stock of the Company or any Guarantor.

            "RESTRUCTURED DEBT" means the A Loans and B Notes.

            "RESTRUCTURING" is defined in the Preambles to this Agreement.

            "RESTRUCTURING DOCUMENTS" means this Common Agreement, the A Loan Documents, the B Note Documents, the Security Documents, the Convenio Concursal, each related document and each document executed pursuant to the provisions of
Section 4.09 and Section 5.06.

            "RESTRUCTURING EQUITY" means Common Shares of the Company in an aggregate amount representing seventeen percent (17%) (less 3,071 shares) of the issued and outstanding Common Shares of the Company on the Closing Date on a fully diluted basis issued to each A Lender and B Noteholder in exchange for a portion of such creditors' Pre-Restructuring Claim.

            "RESTRUCTURING EQUITY PERCENTAGE" means, for each Pre-Restructuring Creditor, the quotient (expressed as a percentage) of (a) the sum of (x) such Creditor's Pre-Restructuring

Interest Claim and (y) 15% of such Creditor's Pre-Restructuring Principal Claim, and (b) the sum of (x) all Pre-Restructuring Interest Claims and (y) 15% of all Pre-Restructuring Principal Claims.

            "RESTRUCTURING EXPENSES" means the reasonable and customary expenses of (a) the Steering Group and (b) those A Lenders in existence on the Closing Date, incurred in connection with the Restructuring, including the reasonable fees and expenses of such parties' approved legal and financial advisors.

            "RESTRUCTURING PAYMENT" means, for each A Lender and B Noteholder, an amount equal to the aggregate amount of interest that would have accrued at the Calculation Rate (assuming a year of 360 days) on such A Lender's A Loans or such B Noteholder's B Notes, as the case may be, from and including January 1, 2005 to and excluding the Closing Date.

            "SEC" means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

            "SECRETARY CERTIFICATE" means a certificate substantially in the form of Exhibit I.

            "SECURED INDEBTEDNESS" means the Indebtedness identified on Schedule 5.01(b).

            "SECURITY DOCUMENTS" means, collectively, the Mexican Mortgage, the Intercompany Note Pledge Agreement, the Pipsamex Pledge Agreement, the DSRA Pledge Agreement, the Irrevocable Guarantee and Administration Trust Agreement and the McKinley Pledge Agreement.

            "SEGMENT DISCLOSURE" means (a) with respect to any quarterly reporting period pursuant to Section 4.01(a)(ii), an unaudited report on the volume, net sales, unit pricing, unit cost and EBITDA (unless prohibited by the rules and regulations of the SEC), and (b) with respect to any annual reporting period pursuant to Section 4.01(b)(ii), an unaudited report on the volume, net sales, unit pricing, unit cost, EBITDA (unless prohibited by the rules and regulations of the SEC), fixed assets, capital expenditures, and assets and liabilities, in each case for each of the Company's segments described as "Paper Division", "Packaging Division", and "Other" for such period.

            "SET ASIDE NOTICE" means a written notice delivered to the Collateral Agent by the Company or a Guarantor that informs the Collateral Agent that an identified amount of the funds delivered to the Collateral Agent with such notice are to be held by the Collateral Agent for a period of 180 days before distributing same to the Creditors.

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

            "STEERING GROUP" means Gramercy Advisors LLC, EBF & Associates, Inc., and Quadrangle Group LLC.

            "SUBORDINATING CREDITORS" means the C Noteholders.

            "SUBSIDIARY" means, with respect to any specified Person, any other Person (other than an individual) of which more than fifty percent (50%) of the voting power of the Capital Stock is owned directly or indirectly by such specified Person, by one or more of the Subsidiaries of such specified Person, or by a combination thereof.

            "TAX" or "TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, compulsory loans, withholdings or similar charges, and all liabilities with respect thereto, and any and all stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies.

            "TITAN" means Empaques de Carton Titan, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

            "TRANCHE" means Tranche A or Tranche B.

            "TRANCHE A" means the A Loans, collectively.

            "TRANCHE B" means the B Notes, collectively.

            "TRUSTEE" means Law Debenture Trust Company of New York, in its capacity as trustee under the B Note Indenture, and any successor in such role.

            "UNITED STATES" or "US" shall mean the United States of America.

            "US DOLLARS" means the lawful currency of the United States.

            "US GAAP" means, as of any date of determination, generally accepted accounting principles that are applicable in the United States as of the date of determination.

            "WOOD PRODUCTS DIVISION" shall mean the Capital Stock of Ponderosa or assets of Ponderosa constituting the Property, plant and equipment of Ponderosa located at its facility in Chihuahua, Mexico.

            Section 1.02 Interpretation. In each Restructuring Document and each appendix, schedule or exhibit thereto, unless a clear contrary intention appears, (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Restructuring Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement (including any Restructuring Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time; (e) reference to any law (including any Applicable Law) means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to such Restructuring Document as a whole and not to any particular Article, Section or other provision thereof; (g) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision thereof; (h) "including" (and with correlative meaning, the term "include") means including without limiting the generality of any description preceding such term; (i) "or" is not exclusive;
(j) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; and (l) "fiscal year" and "fiscal quarter" shall mean "fiscal year of the Company" and "fiscal quarter of the Company", respectively.

            Section 1.03 Accounting Terms. In each Restructuring Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, accounting determinations and computations shall be made, and financial statements will be presented, in accordance with Mexican GAAP and, when Mexican GAAP does not provide guidance, International Accounting Standards shall be looked to for guidance.

            Section 1.04 Exchange Rate Convention. With respect to accounting terms required to be measured in Dollars but stated in a currency other than Dollars, (i) balance sheet items shall be converted into Dollars at the exchange rate in effect on the date as of which such balance sheet item was determined and (ii) income statement items shall be converted into Dollars at the average exchange rate in effect during each fiscal quarter for which such income statement item was determined.

            Section 1.05 Conflict in Restructuring Documents. If there is any conflict between this Common Agreement and any one or more of the A Loan Documents, the B Loan Documents and the Security Documents, the Common Agreement shall control.

                                   ARTICLE II
                              CONDITIONS SUBSEQUENT

            Section 2.01 Conditions. All conditions set forth in this Section
2.01 shall be satisfied or waived promptly (and in any event within fifteen (15) Business Days) after publication of approval of the Convenio by the judge of the First District Court of Durango.

            (a) Documentation. Each of the Restructuring Documents shall have been duly executed and delivered by each party thereto, and each such document shall be in full force and effect.

            (b) Mexican Mortgage. The Mexican Mortgage shall be in proper form for filing and registration in the Public Registry of Property of each jurisdiction where real property listed on Schedule 3.10 is located.

            (c) Grant of Equity. The Company shall have (i) informed all Pre-Restructuring Creditors of the steps necessary to have the Restructuring Equity credited to their respective accounts, (ii) issued a global certificate to Indeval for the number of shares with respect to which it has appropriate account information, and (iii) retained a qualified agent to assist Pre-Restructuring Creditors in having their Restructuring Equity credited to their respective accounts.

            (d) Restructuring Payment. The Restructuring Payment shall have been paid.

            (e) Governmental and Third Party Approvals. All approvals, consents, exemptions, authorizations, permits, licenses, consents, or other action by, or notice to or filing with any Governmental Authority (including Hacienda) or third party, in each case as may be required for the Company or any Guarantor to execute, deliver or perform the Restructuring Documents to which it is a party, shall have been obtained and be in full force and effect.

            (f) Delivery of Stock Certificates. Certificates evidencing all of the shares subject to the McKinley Pledge Agreement and the Pipsamex Pledge Agreement shall have been delivered to the Collateral Agent, duly endorsed in pledge.

            (g) Delivery of C Notes and Intercompany Notes. All C Notes, and all Intercompany Notes required to have been pledged, shall have been made subject to an Intercompany Note Pledge Agreement and delivered to the Collateral Agent duly endorsed in pledge; and all Intercompany Notes not required to have been pledged shall have been delivered to the Collateral Agent duly endorsed.

            (h) Legal Opinions. The Administrative Agent, the Trustee and the Collateral Agent shall have received the legal opinions required by the A Loan Documents and the B Note Indenture.

            (i) Secretary Certificates and Officer Certificates. The Administrative Agent, the Trustee and the Collateral Agent shall have received
(i) from the Company and each Guarantor, a Secretary Certificate in the form of
Exhibit I duly completed and executed by the corporate secretary of each such corporation, and (ii) from the Company, a Closing Certificate in the form of Exhibit J duly completed and executed by a Responsible Officer of the Company.

            (j) DSRA. The Company shall have established the DSRA, and the DSRA shall have been made subject to the DSRA Pledge Agreement.

            (k) Translated Documents. The Company shall cause to be delivered to the Administrative Agent, the Trustee and the Guarantor Paying Agent, (i) agreed upon English translations of the DSRA Pledge Agreement, the Pipsamex Pledge Agreement, the Mexican Mortgage and the Intercompany Note Pledge Agreement, and
(ii) agreed upon Spanish translations of the Common Agreement, the Restructured Credit Agreement, the Indenture and the McKinley Pledge Agreement.

            (l) Powers of Attorney. The Company shall have duly executed and delivered each power of attorney contemplated by the Restructuring Documents.

            (m) Restructuring Expenses. The Company shall have paid all Restructuring Expenses, to the extent invoiced.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

            The Company and each of the Guarantors represents and warrants to the Administrative Agent, the Trustee, the A Lenders, the B Noteholders and the Collateral Agent as of the Closing Date, as follows, provided, that each Guarantor represents and warrants as to itself only:

            Section 3.01 Corporate Existence and Power. The Company and each Guarantor (a) is a sociedad anonima de capital variable, duly organized and validly existing under the laws of Mexico; (b) has the requisite power and authority and all licenses, authorizations, consents and approvals to own, lease and operate its assets and to conduct its business (except to the extent, in each such case, that the failure to have such licenses, authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect) and to execute, deliver, and perform its obligations under each of the Restructuring Documents to which it is a party; and (c) is duly qualified as a foreign entity and is licensed and in good standing (or the equivalent, if any, under Mexican law) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            Section 3.02 Corporate Authorization; Non-Contravention. The execution, delivery and performance by the Company and each Guarantor of this Agreement and each other Restructuring Document to which such Person is party have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of such Person's Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party, or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject (and neither the Company nor any Guarantor is a party to any agreement which (x) requires that the proceeds of any Equity Issuance be applied in a manner other than as required by this Agreement, or (y) except with respect to Permitted Liens, requires that the proceeds of any Disposition be applied in a manner other than as required by this Agreement); or (c) violate any Applicable Law.

            Section 3.03 Binding Effect. This Agreement and each other Restructuring Document to which the Company or any Guarantor is a party have been duly executed and delivered by each such Person and constitute the legal, valid and binding obligations of the Company and such Guarantor to the extent such Person is a party thereto, enforceable against each such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally or by general principles of equity (whether applied by a court of law or equity).

            Section 3.04 Financial Condition. Each of (a) the audited consolidated balance sheet of the Company and its Consolidated Subsidiaries, dated December 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on such date, and (b) the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries, dated September 30, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date included in Form 6-K filed with the SEC (i) were prepared in accordance with Mexican GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present, in all material respects, the financial condition of the Company and its Consolidated Subsidiaries, as of the dates thereof, and results of operations for the periods covered thereby, subject, in the case of the financial statements at and for the period ended September 30, 2004, to ordinary year-end audit adjustments and the absence of footnotes.

            Section 3.05 Ownership; Subsidiaries. Except for the Restructuring Equity, neither the Company nor any Guarantor has outstanding shares of Capital Stock other than shares that (a) have been validly issued, (b) are fully paid and non-assessable, and (c) are owned as indicated in Schedule 3.05.

            Section 3.06 Commercial Activity; Absence of Immunity.

            (a) The Company and each Guarantor is subject to civil and commercial law with respect to its obligations under this Agreement and each other Restructuring Document to which it is a party. The making and performance by the Company and each Guarantor of this Agreement and each other Restructuring Document to which it is a party constitute private and commercial acts rather than public or governmental acts, and neither it, nor any of its Property is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement and each other Restructuring Document to which it is a party.

            (b) It is not necessary (i) in order for the Administrative Agent, the Trustee or any A Lender or any B Noteholder to enforce this Agreement or any other Restructuring Document or (ii) solely by reason of the execution, delivery and performance of this Agreement or any other Restructuring Document, that the Administrative Agent, the Trustee or any A Lender or B Noteholder be licensed or qualified with any Governmental Authority in Mexico or be entitled to carry on business in Mexico.

            Section 3.07 Full Disclosure. The Company has disclosed to the Creditors in writing any and all facts or circumstances not otherwise disclosed in the financial statements referred to in Section 3.04 and the Company's public filings that could reasonably be expected to have a Material Adverse Effect.

            Section 3.08 Guarantor Paying Agent. The Guarantor Paying Agent is not an Affiliate of the Company or any Subsidiary thereof.

            Section 3.09 Secured Indebtedness. Except as set forth on Schedule 5.01(b), the Secured Indebtedness and all documentation relating to the Secured Indebtedness has not been amended or modified in any respect after January 1, 2004.

            Section 3.10 Real Property. Except as set forth on Schedule 3.10, there is no real property legally or beneficially owned by the Company or any Guarantor.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

            The Company and each Guarantor agrees with (a) each A Lender that, until all A Loans and other amounts owing to such A Lender under the A Loan Documents have been paid in full, it shall comply with each of the following covenants and (b) each B Noteholder that, until all B Notes and other amounts owing to such B Noteholder under the B Note Documents have been paid in full, it shall comply with each of the following covenants:

            Section 4.01 Financial Reporting.

            (a) Quarterly Financial Reporting. The Company shall deliver to the Administrative Agent and the Trustee on a quarterly basis for each fiscal quarter as soon as available but not more than sixty (60) days after the end of such fiscal quarter:

                  (i) unaudited copies of (A) an unconsolidated balance sheet of the Company as at the end of such fiscal quarter, and the related unconsolidated statements of income and statement of changes in financial position of the Company for such fiscal quarter and the portion of the fiscal year ending with such quarter, (B) a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and statement of changes in financial position for such fiscal quarter and the portion of the fiscal year ending with such quarter, and (C) a Partially Consolidated balance sheet of the Company and the Guarantors as at the end of such fiscal quarter, and the related Partially Consolidated statements of income and statement of changes in financial position for such quarter and the portion of the fiscal year ending with such quarter, each of which financial statements shall set forth in comparative form the figures for the corresponding periods in the previous fiscal year, all certified by the Chief Financial Officer of the Company, which certification shall include the representation of such Chief Financial Officer that to the best of his or her knowledge, the information presented in such financial statements presents fairly in all material respects the financial condition of (x) with respect to the financial statements delivered pursuant to clause (A), the Company on an unconsolidated basis, (y) with respect to the financial statements delivered pursuant to clause (B), the Company and its Consolidated Subsidiaries, on a consolidated basis, and
      (z) with respect to the financial statements delivered pursuant to clause
      (C), the Company
      and the Guarantors, on a Partially Consolidated basis, in each case subject to normal year-end audit adjustments;

                  (ii) Segment Disclosure for such fiscal quarter;

                  (iii) a certificate from the Chief Financial Officer of the Company that shall include (A) the basis for each of the calculations relating to any application of amounts pursuant to Article VII (Mandatory Prepayments and Redemptions) for such fiscal quarter, (B) a certification by such Chief Financial Officer that, to the best of his or her knowledge, each of such calculations is true and accurate in all material respects, and (C) a certification that, to the best of the knowledge of such Chief Financial Officer, no Default or Event of Default has occurred and is continuing, or if a Default or an Event of Default has occurred and is continuing, a description of the nature thereof and what action the Company is taking in respect thereto;

                  (iv) a certificate from a Responsible Officer of the Company attaching copies of any quarterly press releases of the Company; and

                  (v) a summary operating and financial review of the Company and its Subsidiaries, providing analysis of the financial statements set forth in clause (i)(B) above.

            (b) Annual Financial Reporting. The Company shall deliver to the Administrative Agent and the Trustee such annual financial statements as may be required to be filed with the CNBV within ten (10) Business Days after such statements are required to be so filed but not later than one hundred-thirty days after the end of each fiscal year. Also, the Company shall deliver to the Administrative Agent and the Trustee, as soon as available but not more than six months after the end of each fiscal year:

                  (i) copies of (A) the audited unconsolidated balance sheet of the Company as at the end of such fiscal year, the related audited unconsolidated statements of income and statement of changes in financial position of the Company for such fiscal year and the notes thereto, (B) the audited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such fiscal year, the related audited consolidated statements of income and statement of changes in financial position for such fiscal year and the notes thereto, and (C) the unaudited Partially Consolidated balance sheet of the Company and the Guarantors as at the end of such fiscal year, the related Partially Consolidated statements of income and statement of changes in financial position for such fiscal year and the notes thereto, each of which financial statements shall set forth in comparative form the figures for the previous fiscal year and, (I) in the case of the financial statements delivered pursuant to clauses (i)(A) and (B), be accompanied by the opinion of an internationally recognized independent public accounting firm which shall state that such financial statements present fairly, in all material respects, the financial position of the Company or the Company and its Consolidated Subsidiaries, as the case may be, for the period indicated in conformity with

      Mexican GAAP applied on a basis consistent with prior years and shall contain a reconciliation under U.S. GAAP of net income and shareholders' equity (such opinions shall not be qualified or limited because of a restricted or limited examination by the independent auditor of any material portion of the Company's or (with respect to the consolidated financial statements) any of its Consolidated Subsidiary's records), and
      (II) in the case of the financial statements delivered pursuant to clause
      (i)(C), be accompanied by an agreed upon procedures letter, substantially in the form of Exhibit P, of an internationally recognized independent public accounting firm;

                  (ii) Segment Disclosure for such fiscal year;

                  (iii) a certificate from the Chief Financial Officer of the Company substantially in the form of Schedule 4.01, that shall include (A) the basis for each of the calculations relating to any application of amounts pursuant to Article VII (Mandatory Prepayments and Redemptions) for such fiscal year, (B) a certification by such Chief Financial Officer that, to the best of his or her knowledge, each of such calculations is true and accurate in all material respects, (C) a summary of all Indebtedness of the Company and the Guarantors, including with respect to interest rate, amortization and maturity and (D) a certification that, to the best of the knowledge of such Chief Financial Officer, no Default or Event of Default has occurred and is continuing, or if a Default or an Event of Default has occurred and is continuing, the nature thereof and what action the Company is taking in respect thereto;

                  (iv) a certificate from a Responsible Officer of the Company attaching copies of any annual press releases of the Company; and

                  (v) a management discussion and analysis of the Company and its Subsidiaries, providing an analysis of the financial statements delivered pursuant to clause (i)(B) above.

            (c) Reporting Criteria. Each financial statement referred to in clauses (a) and (b) of this Section 4.01 shall (i) be prepared in constant Pesos, as of the applicable period ending date, for the applicable period and the same period of the immediately preceding fiscal year, (ii) disclose the year-to-year factor for constant Pesos and the average and period-end exchange rates between Pesos and US Dollars used in connection therewith and (iii) provide an English translation of any text within such financial statements or in the notes thereto, or in the accompanying opinions or agreed upon procedures letters, that appear in a language other than English.

            (d) Public Reporting. Unless previously delivered pursuant to clauses (a) and (b) of this Section 4.01, the Company shall deliver to the Administrative Agent and the Trustee promptly, but in any event within ten (10) Business Days after filing with the SEC or the CNBV, copies of all financial statements and reports that the Company sends to its public shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 20-F and 6-K) that the Company or any Subsidiary may furnish to, or file with, the SEC or the CNBV. The Company shall furnish to the SEC the Partially Consolidated financial statements delivered pursuant to clause (a)(i)(C) of this Section 4.01 under cover of Form 6-K simultaneously with the furnishing to the SEC of the financial statements delivered pursuant to clause (a)(i)(B) under cover of Form 6-K. The Company shall furnish to the SEC the Partially Consolidated financial statements delivered pursuant to clause (b)(i)(C) of this Section 4.01 under cover of Form 6-K simultaneously with the filing of a Form 20-F including the financial statements delivered pursuant to clause (b)(i)(B).

            (e) Voluntary Filing. Whether or not the Company is subject to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any successor provision thereto, the Company shall file or furnish all reports and other information with the SEC which the Company would have been required to file or furnish with the SEC pursuant to such Section 13(a) or 15(d) of the Exchange Act if the Company had a class of equity securities registered pursuant to Section 12(g) under the Exchange Act. If the SEC does not permit the filings described in the immediately preceding sentence, the Company shall provide such reports and other information to the Administrative Agent and the Trustee.

            Section 4.02 Certain Notices; Failure to Provide Lien Certification. The Company shall notify the Administrative Agent and the Trustee (a) of the occurrence of any Default or Event of Default within five (5) Business Days after a Responsible Officer becomes aware of such occurrence; (b) promptly of the occurrence of any Mandatory Prepayment/Redemption/Repurchase Event; and (c) promptly after a Responsible Officer becomes aware of any fact that has resulted or could reasonably be expected to result in a Material Adverse Effect. Each notice under this Section 4.02 shall be accompanied by a written statement of a Responsible Officer of the Company (i) setting forth details of the occurrence referred to therein and stating what action the Company or the Guarantor proposes to take with respect thereto and the time frames in which such actions shall be taken, and (ii) describing any and all clauses or provisions of this Agreement or other Restructuring Document that have been (or foreseeably will be) breached or violated in connection therewith. The Company shall provide to the Administrative Agent and the Trustee, on or prior to the Closing Date (or, with respect to any parcel of real property the Lien on which is not required to be duly perfected until a later date as contemplated by Section 4.12, such later date) appropriate certificates from the applicable public registrars demonstrating that each parcel of real property subject, or to be subject, to the Mexican Mortgage is free and clear of all Liens, other than Liens securing the Obligations and Liens securing obligations that have been satisfied in full.

            Section 4.03 Preservation of Existence. Except as otherwise permitted under Section 5.05 or Section 5.06, each of the Company and the Guarantors shall (a) preserve and maintain its existence in accordance with Applicable Law, (b) do all other things necessary to preserve and maintain in full force and effect (i) all of its concession rights material to its business activities and operations and shall comply with all Applicable Laws and material Contractual Obligations to which it is subject as a holder or beneficiary or user of such concession rights, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (ii) its other rights and franchises, permits, licenses, governmental authorizations and privileges, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect and (c) use commercially reasonable efforts, in the ordinary course of business, to preserve or renew its registered patents, trademarks, trade names and service marks, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            Section 4.04 Maintenance of Property. Each of the Company and the Guarantors shall maintain all properties material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            Section 4.05 Insurance. Each of the Company and the Guarantors shall maintain with financially sound and reputable independent insurers that are not Affiliates of either the Company or any Guarantor, insurance with respect to its properties and businesses against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses in the same jurisdiction, in such amounts as are customarily carried under similar circumstances by such other Persons.

            Section 4.06 Payment of Taxes and other Governmental Charges. Each of the Company and the Guarantors shall pay (a) all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, revenues, income or profits before any penalty or interest accrues thereon, and (b) all lawful claims (including claims for labor, services, materials and supplies) that have become due and payable and that by law have or might become a Lien (other than a Permitted Lien) upon any of its assets, property or revenues; provided, that no such tax, assessment, charge or claim need be paid if (x) it is being contested in good faith in appropriate legal proceedings with respect to which bonds have been posted to the extent required by Applicable Law and any reserves or other appropriate provisions required by Mexican GAAP as a result thereof have been made therefor or (y) nonpayment of such claim could not reasonably be expected to have a Material Adverse Effect.

            Section 4.07 Compliance with Laws. Each of the Company and the Guarantors shall comply with all Applicable Laws (including applicable social security, IMSS, Infonavit, Sistema de Ahorro para el Retiro and labor laws), except to the extent that the failure to so comply could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            Section 4.08 Maintenance of Books and Records/Fiscal Year. The Company and each Guarantor shall maintain proper books of record and account, in which full, true and correct entries shall be made in conformity with Mexican GAAP. The Company and each Guarantor shall maintain the same fiscal year.

            Section 4.09 Further Assurances.

            (a) Each of the Company and the Guarantors agrees that from time to time, at its own cost and expense, it will promptly prepare, execute and deliver, and will cause to be executed and delivered, all commercially reasonable further instruments and documents submitted to it by the Administrative Agent, the Trustee or the Collateral Agent, and will take or cause to be taken all commercially reasonable further actions as may be necessary in order to preserve, perfect and protect the valid and perfected Liens on the Collateral under, or to enable the Administrative Agent, the Trustee and the Collateral Agent to exercise and enforce its rights and remedies under, any Restructuring Document.

            (b) If the Company or any Guarantor shall (i) at any time acquire any real property or tangible fixed assets that are not subject to the Lien created under the Security Documents, then the Company or such Guarantor shall, at its own cost and expense, notify the Administrative Agent, the Trustee and the Collateral Agent, and take such action as may be reasonably requested by the Collateral Agent to create and perfect a valid Lien on and security interest in each such asset or (ii) if any industrial equipment (equipos industriales) Collateral subject to the Irrevocable Guarantee and Administration Trust Agreement (for purposes of this Section 4.09(b) the "GUARANTEE TRUST COLLATERAL") shall be relocated from the properties on which it is located under the Irrevocable Guarantee and Administration Trust Agreement to any real property owned by the Company or any Guarantor, then the Company or such Guarantor shall, at its own cost and expense, notify the Administrative Agent, the Trustee and the Collateral Agent, and take such action as may be reasonably requested by the Collateral Agent to make such Guarantee Trust Collateral subject to a mortgage substantially in the form of the Mexican Mortgage. The Company and each Guarantor hereby authorizes the Collateral Agent (and shall in accordance with the Security Documents governed by Mexican law execute a power of attorney valid under Mexican law empowering the Collateral Agent) to take all such further action and execute all such further documents and instruments as may be necessary or desirable in order to create, preserve, perfect and protect such a valid and perfected Lien on any real property or tangible fixed assets acquired after the Closing Date without the signature of the Company or any Guarantor to the extent permitted by Applicable Law.

            (c) If any amount constituting Collateral shall be or become evidenced by any promissory note or other instrument, the Company or any Guarantor named as payee thereof shall promptly pledge such note or instrument in favor of the Collateral Agent (or cause the same to be done), and any such note or instrument shall be duly endorsed in pledge in favor of the A Lenders and the Trustee. In no event shall either the Collateral Agent be under any duty to examine or confirm the effectiveness of any such note or instrument or the endorsement thereon.

            Section 4.10 New Subsidiaries; New Intercompany Notes

            (a) After the date hereof, the Company shall promptly notify the Administrative Agent, the Trustee and the Collateral Agent of any acquisition or formation of a new Subsidiary by any Guarantor. The Company shall cause any such Subsidiary so identified, within ten (10) Business Days of acquisition or formation, as the case may be, to execute and deliver opinions of legal counsel covering such matters as the Administrative Agent, the Trustee, the Collateral Agent may reasonably request in connection therewith.

            (b) Any Person identified pursuant to the first sentence of clause
(a) above shall become a party to this Agreement and the other relevant Restructuring Documents by executing and delivering (i) to the Administrative Agent, the Trustee and the Collateral Agent a Joinder Agreement (Guarantor),
(ii) to the Administrative Agent, a joinder agreement meeting the requirements of Section 9.8 of the A Loan Agreement, and (iii) to the Collateral Agent any documentation required under Section 4.09(b) or 5.01(j). Each Person that executes and delivers the items set forth in this Section 4.10(b) by such execution and delivery (x) shall be deemed to be a Guarantor for all purposes of this Agreement and the other Restructuring Documents as of the effective date of such items and (y) shall, following such effective date, be bound by all of the terms, conditions and provisions of this Agreement and the other Restructuring Documents which are applicable to a Guarantor.

            (c) After the date hereof, the Company shall promptly notify the Administrative Agent, the Trustee and the Collateral Agent of the making of any Intercompany Note by the Company or any Subsidiary, and (i) cause the payee of such Intercompany Note to execute and deliver to the Collateral Agent a Joinder Agreement (Subordination) substantially in the form of Exhibit K-2 together with such Intercompany Note duly endorsed, and (ii) in addition, if the holder of such Intercompany Note is a Guarantor, cause such holder to execute and deliver to the Collateral Agent an Intercompany Note Pledge Agreement substantially in the form of Exhibit G together with such Intercompany Note duly endorsed in pledge. Each Person that executes and delivers a Joinder Agreement (Subordination), by such execution and delivery, shall be bound by all of the provisions of Article XIV of this Agreement with respect to the Indebtedness owed to such Person under the Intercompany Note referred to therein.

            Section 4.11 Consultants. Within six (6) months following the Closing Date, the Company shall retain a turnaround cash management consultant and an engineering operational consultant, mutually acceptable in good faith to the Company and the Negotiating Creditors.

            Section 4.12 Mortgage Registration. On or before the date set forth in Schedule 3.10 for a given property subject to the Mexican Mortgage, the Company shall have caused the Mexican Mortgage encumbering such property to have been duly filed in the appropriate registry so as to constitute the Mexican Mortgage a duly perfected lien upon such property. The Company shall deliver to the Administrative Agent, the Collateral Agent and the Trustee evidence of each such filing within 5 Business Days after the date of each such filing and shall deliver to the Administrative Agent, the Trustee and the Collateral Agent evidence of the registration of each lien no later than one year after the date each such filing was made.

            Section 4.13 Listing of Restructuring Equity. The Company shall cause the Common Shares constituting Restructuring Equity to be registered with the Mexican Stock Registry (Registro Nacional de Valores) and listed on the Mexican Stock Exchange (Bolsa Mexicana de Valores) and shall use commercially reasonable efforts to cause such registration and listing to occur within 30 Business Days after the Closing Date; and in any event such registration and listing shall be effected on or before June 30, 2005. The Company shall deliver to the Administrative Agent and the Trustee evidence of such listing promptly upon its being granted.

            Section 4.14 Distribution of Restructuring Equity. The Company shall use commercially reasonable efforts (including the retention of a qualified agent) to have the Restructuring Equity distributed promptly to each Pre-Restructuring Creditor entitled thereto, either by crediting the Indeval account of such creditor, facilitating the sale through the Mexican Stock Exchange by such creditor of its Restructuring Equity or distributing a tangible stock certificate. In no event shall any Person vote, or receive a distribution on, any Restructuring Equity that has not been so distributed.

            Section 4.15 Filing of Definitive Documents. The Company shall, promptly after publication of the Approval of the Convenio, file with the Durango District Court executed copies of each of the Restructuring Documents referred to in the Convenio. The Company shall deliver to the Administrative Agent and the Trustee evidence of such filing within five days after it shall have been made.

                                   ARTICLE V
                               NEGATIVE COVENANTS

            The Company and each Guarantor agrees with (a) each A Lender that, until all A Loans and other amounts owing to such A Lender under the A Loan Documents have been paid in full, it shall comply with each of the following covenants, and (b) each B Noteholder that, until all B Notes and other amounts owing to such B Noteholder under the B Note Documents have been paid in full, it shall comply with each of the following covenants:

            Section 5.01 Indebtedness. Neither the Company nor any Guarantor shall incur or permit to exist any Indebtedness other than Permitted Indebtedness. "PERMITTED INDEBTEDNESS" means:

            (a) the A Loans and the B Notes, and any refinancings (or replacements) thereof which do not exceed the principal amount refinanced, provided that no refinancing (or replacement) thereof shall contain terms that on the whole are less favorable to the remaining A Lenders or B Noteholders than the terms of the A Loans or B Notes being refinanced.

            (b) the Secured Indebtedness, and any refinancings thereof, whether or not secured, which do not (i) increase the principal amount thereof, (ii) provide for the pledge of collateral by the Company or the Guarantors which is not covered by the Lien securing such Secured Indebtedness immediately prior to such refinancing, or (iii) provide for additional guaranties by the Company or any Guarantor in connection therewith;

            (c) Indebtedness, including Capital Lease Obligations, evidencing the deferred purchase price of, or capital lease payments with respect to, tangible Property used (or to be used) in the revenue-generating business operations or administrative operations of the Company or any Guarantor; provided, that the aggregate principal amount of all such

Indebtedness outstanding shall not (i) for the period from the Closing Date to the second anniversary of the Closing Date, exceed $20,000,000, (ii) for the period from the second anniversary of the Closing Date to the fourth anniversary of the Closing Date, exceed $40,000,000, and (iii) following the fourth anniversary of the Closing Date, exceed $60,000,000; provided further, that at no time shall the aggregate principal amount of such Indebtedness that is not a Capital Lease Obligation exceed $20,000,000;

            (d) Indebtedness incurred to finance working capital needs of the Company or any Guarantor in an aggregate principal amount not to exceed $20,000,000 at any time;

            (e) Indebtedness incurred by any Guarantor (i) as a result of acquisitions of Subsidiaries which have pre-existing Indebtedness that was not created in contemplation of such acquisition, or (ii) as a result of the acquisition of assets subject to pre-existing Liens that were not created in contemplation of such acquisition, in an aggregate principal amount for all such Indebtedness not to exceed $10,000,000 at any time;

            (f) Indebtedness incurred by the Company or any Guarantor in connection with any Hedging Agreements entered into in the ordinary course of the Company's or such Guarantor's financial planning and not for speculative purposes;

            (g) Indebtedness incurred by the Company or any Guarantor in respect of bid, reimbursement, performance, surety or appeal bonds and return-of-money bonds or similar obligations incurred in the ordinary course of business, including Guarantees and letters of credit functioning as (or supporting) such bonds or obligations (in each case other than obligations for the payment of borrowed money);

            (h) Indebtedness of the Company to any Guarantor arising after the date hereof (i) as a result of payments by such Guarantor of amounts in connection with the A Loans or B Notes; or (ii) in connection with loans to the Company by such Guarantor in lieu of Restricted Payments which would have been permitted by Section 5.04; provided, that in each case: (A) such Indebtedness is documented pursuant to an Intercompany Note (and subordinated to the A Loans and the B Notes on the terms set forth in Article XIV), (B) such Indebtedness is unsecured, (C) the Intercompany Note evidencing such Indebtedness is pledged in favor of the A Lenders and the Trustee pursuant to an Intercompany Note Pledge Agreement, and (D) the payee of such Intercompany Note has delivered such note to the Collateral Agent duly endorsed in pledge;

            (i) Indebtedness of the Company to a Subsidiary which is not a Guarantor arising after the date hereof; provided, that (i) any such Indebtedness is documented pursuant to an Intercompany Note (and subordinated to the A Loans and the B Notes on the terms set forth in Article XIV), (ii) such Indebtedness is unsecured, and (iii) the payee of such Intercompany Note has delivered such Intercompany Note to the Collateral Agent duly endorsed;

            (j) Indebtedness of any Guarantor to the Company or any other Guarantor arising after the date hereof; provided, that (i) any such Indebtedness is documented pursuant to an Intercompany Note (and subordinated to the A Loans and the B Notes on the terms set forth in Article XIV),(ii) any such Indebtedness is unsecured, (iii) the payee of such Intercompany Note has delivered such note to the Collateral Agent duly endorsed; and (iv) if the payee is a Guarantor, the Intercompany Note evidencing such Indebtedness is pledged in favor of the A Lenders and the Trustee pursuant to an Intercompany Note Pledge Agreement;

            (k) Guarantees of Permitted Indebtedness of a Guarantor; and

            (l) the C Notes.

            Section 5.02 Liens. Neither the Company nor any Guarantor shall make, create, incur, assume or suffer to exist any Lien, upon or with respect to, any part of its Property or assets, including, but not limited to, the Collateral, whether now owned or hereafter acquired, other than Permitted Liens. "PERMITTED LIENS" means:

            (a) Liens created pursuant to the Security Documents and Liens securing Indebtedness permitted under Section 5.01(a);

            (b) Liens which secure Indebtedness permitted pursuant to Section 5.01(b);

            (c) Liens on tangible Property securing Indebtedness permitted pursuant to Section 5.01(c); provided, that such Liens encumber only the tangible Property purchased or leased with the proceeds of such Indebtedness;

            (d) Liens on inventory, receivables or the proceeds thereof securing Indebtedness permitted pursuant to Section 5.01(d);

            (e) Liens securing Indebtedness permitted pursuant to Section 5.01(e) that were not created in contemplation of the acquisition referred to therein, so long as such Lien does not extend to any other or additional Property;

            (f) Liens securing Indebtedness permitted pursuant to Section
5.01(f);

            (g) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with applicable Mexican GAAP shall have been made;

            (h) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with applicable Mexican GAAP shall have been made;

            (i) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of legal requirements;

            (j) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) on an arms length basis;

            (k) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any Guarantor;

            (l) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any Guarantor;

            (m) any interest or title of a lessor in Property subject to a capital lease or operating lease;

            (n) Liens arising from filing any applicable financing statements or similar recording documents regarding leases;

            (o) Liens arising from the rendering of a final judgment or order against the Company or any Guarantor that does not give rise to an Event of Default;

            (p) Liens securing reimbursement obligations with respect to trade letters of credit;

            (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Guarantor in the ordinary course of business in accordance with the past practices of the Company and the Guarantors prior to the Closing Date;

            (s) Liens arising by virtue of any statutory, regulatory, contractual or warranty requirements of the Company or any Guarantor, including, without limitation, provisions relating to rights of offset and set-off, bankers' liens or similar rights and remedies; and

            (t) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of banker's acceptance issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

provided, that the term "Permitted Lien" shall not include any consensual Lien upon or with respect to (i) any Property of the Company or any Guarantor constituting intellectual property, including, without limitation, any copyrights, patents, or trademarks, all rights relating thereto, or any other Property of the Company or any Guarantor of similar import or (ii) the Collateral (other than as provided for in Section 5.02(a)).

            Section 5.03 Investments. Neither the Company nor any Guarantor shall make or permit to remain outstanding any Investments except:

            (a) Investments outstanding on the Closing Date and identified on
Schedule 5.03;

            (b) Investments by the Company and the Guarantors in their respective Subsidiaries;

            (c) Hedging Agreements entered into in the ordinary course of the Company's or such Guarantor's financial planning and not for speculative purposes;

            (d) Investments consisting of pledges or deposits made in connection with (i) the performance of tenders, bids, leases, statutory or regulatory obligations (including, without limitation, workers' compensation, unemployment insurance and other types of social security), letters of credit, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business, (ii) continued obligations on surety or appeal bonds and (iii) obligations owing to utilities and other like Persons made in the ordinary course of business;

            (e) purchases permitted pursuant to Section 5.10;

            (f) Investments received in satisfaction of judgments or in settlement of obligations owing to the Company or any Guarantor, or upon the perfection, foreclosure or enforcement of a Lien in favor of the Company or any Guarantor;

            (g) Investments received in connection with any Disposition permitted under Section 5.05;

            (h) direct obligations of Mexico, the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by Mexico, the United States of America, or of any agency thereof, which mature not more than 360 days from the date of acquisition thereof;

            (i) deposit accounts, money market accounts, bankers acceptances and certificates of deposit issued by an Acceptable Bank;

            (j) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, maturing not more than 90 days from the date of acquisition thereof;

            (k) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with an Acceptable Bank;

            (l) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's;

            (m) Investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through
(l) above, including, without limitation, any mutual fund for which the Trustee or an Affiliate of the Trustee serves as investment manager, administrator, shareholder or servicing agent, and/or custodian or subcustodian; and

            (n) additional Investments up to but not exceeding $1,000,000 in the aggregate.

            Section 5.04 Restricted Payments; Payments of Intercompany Loans.

            (a) Neither the Company nor any Guarantor shall declare or make any Restricted Payment at any time; provided, that the Guarantors may declare and make Restricted Payments (i) in cash to the Company in an aggregate amount for each fiscal year which, when added to the principal amount loaned to the Company pursuant to Section 5.01(h)(ii) for such fiscal year, does not to exceed the Guarantor Portion of Corporate Overhead for such fiscal year, (ii) to the Company in the form of payments on their respective guaranties of the A Loans and B Notes, so long as the cash funds in connection therewith flow in accordance with Section 12.02 and (iii) to any other Guarantor.

            (b) Neither the Company nor any Guarantor shall make any payment on any Intercompany Note or any C Notes in violation of the subordination provisions applicable thereto.

            Section 5.05 Sales of Assets.

            (a) The Company. The Company shall not make or commit to make any Disposition other than (i) Dispositions of worn out or obsolete Property; (ii) Dispositions of Property (other than Capital Stock of Subsidiaries) the aggregate Net Cash Proceeds of which do not exceed, when combined with the Net Cash Proceeds described in Section 5.05(b)(ii), $1,000,000 in any fiscal year;
(iii) Dispositions (other than Capital Stock of Subsidiaries), the Net Cash Proceeds of which are applied in accordance with Sections 7.03(a)(i) and 7.05;
(iv) Dispositions of the Capital Stock of Subsidiaries which are not Guarantors, the Net Cash Proceeds of which are applied in accordance with Sections 7.03(a)(ii) and 7.05; (v) Dispositions of the Capital Stock of Ponderosa; and
(vi) Dispositions of the Capital Stock of any Guarantor so long as the transferee of such Disposition is another Guarantor.

            (b) The Guarantors. No Guarantor shall make or commit to make any Disposition other than (i) Dispositions of worn out or obsolete equipment in the ordinary course of business; (ii) Dispositions of Property (other than Capital Stock of Subsidiaries) the aggregate Net Cash Proceeds of which do not exceed, when combined with the Net Cash Proceeds described in Section 5.05(a)(ii), $1,000,000 in any fiscal year; (iii) Dispositions (other than Capital Stock of Subsidiaries), the Net Cash Proceeds of which are applied in accordance with Sections 7.03(b) and 7.05; (iv) Dispositions of the Wood Products Division or all or substantially all of the Property of Ponderosa; and (v) Dispositions of the Capital Stock of any Guarantor so long as the transferee of such Disposition is another Guarantor.

            (c) The Non-Guarantor Subsidiaries of the Company. The Company shall not permit any of its Subsidiaries which is not a Guarantor to make any Disposition of all or substantially all of its assets, except for Dispositions the Net Cash Proceeds of which are applied in accordance with Sections 7.03(c) and 7.05.

            Section 5.06 Consolidations, Mergers, Etc.

            (a) Neither the Company nor any Guarantor shall, either in a single transaction or through a series of related transactions, merge, consolidate or combine into or with any other Person; provided, that:

                  (i) any Guarantor may merge, consolidate or combine into or with any other Guarantor;

                  (ii) a Person may merge, consolidate or combine into or with the Company, provided, that (A) the surviving entity shall be the Company or, if not the Company, shall be a corporation organized and validly existing under the laws of Mexico, the United States of America or any jurisdiction thereof and shall expressly assume all of the Company's obligations hereunder and under the other Restructuring Documents to which the Company is a party as required by clause (b) below, (B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, (C) immediately after giving effect to such transaction on a pro forma basis, the Company or such other Person shall have a Consolidated Net Worth greater than the Consolidated Net Worth of the Company immediately prior to such transaction, (D) immediately prior to such transaction, either Moody's, S&P or Fitch shall have a current rating for the Company's long term debt in effect, and any and all such ratings shall be reaffirmed (or improved) by such rating agency or agencies after giving effect to such merger, consolidation or combination, and (E) the Company shall deliver to the Administrative Agent and the Trustee an Officer's Certificate stating that such transaction complies with the requirements of this clause (ii) and such certificate shall attach the arithmetic computations necessary to demonstrate compliance with clause (C) above, and the correspondence with the relevant rating agency or agencies necessary to comply with clause (D) above;

                  (iii) a Person may merge, consolidate or combine into or with a Guarantor, provided, that (A) the surviving entity shall be the Guarantor or, if not the Guarantor, shall be a corporation organized and validly existing under the laws of Mexico, the United States of America or any jurisdiction thereof and shall expressly assume all of the Guarantor's obligations hereunder and under the other Restructuring Documents to which such Guarantor is a party as required by clause (c) below, (B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, (C) immediately after giving effect to such transaction on a pro forma basis, such Guarantor or such other Person shall have a Consolidated Net Worth greater than the Consolidated Net Worth of the Guarantor immediately prior to such transaction, (D) immediately prior to such transaction, either Moody's, S&P or Fitch shall have a current rating for the Company's long term debt in effect, and any and all such ratings shall be reaffirmed (or improved) by such rating agency or agencies after giving effect to such merger, consolidation or combination, and (E) the Company shall deliver to the Administrative Agent and the Trustee an Officer's Certificate stating that such transaction complies with the requirements of this clause (iii) and such certificate shall attach the arithmetic computations necessary to demonstrate compliance with clause (C) above, and the correspondence with the relevant ratings agency or agencies necessary to comply with clause (D) above.

            (b) The continuing Person (if other than the Company) in any transaction permitted under Section 5.06(a)(ii) shall expressly assume the obligations of the Company under this Agreement and the other Restructuring Documents to which the Company is a party by executing and delivering (i) to the Administrative Agent, an assumption agreement substantially in the form of Exhibit M, (ii) to the Trustee, a supplemental indenture meeting the requirements of Section 7.01(a)(iii) of the B Note Indenture, and (iii) to the Collateral Agent any documentation required under Section 4.09(b) and 5.01(j). Any Person that executes and delivers the items set forth in this Section 5.06(b) by such execution and delivery (x) shall succeed to, and be substituted for, and may exercise every right and power of, the Company for all purposes of this Agreement and the other Restructuring Documents as of the effective date of such items, with the same effect as if such successor Person had been named as the Company herein and therein, and (y) shall, following such effective date, be bound by all of the terms, conditions and provisions of this Agreement and the other Restructuring Documents which are applicable to the Company.

            (c) The continuing Person (if other than a Guarantor) in any transaction permitted under Section 5.06(a)(iii) shall expressly assume the obligations of a Guarantor under this Agreement and the other relevant Restructuring Documents by executing and delivering (i) to the Administrative Agent and the Trustee, a Joinder Agreement (Guarantor), (ii) to the Administrative Agent, a joinder agreement meeting the requirements of Section
9.8 of the A Loan Agreement, (iii) to the Trustee, a supplemental indenture meeting the requirements of Section 7.01(a)(iii) of the B Note Indenture and
(iv) to the Collateral Agent any documentation required under Section 4.09(b) and 5.01(j). Any Person that executes and delivers the items set forth in this
Section 5.06(c) by such execution and delivery (x) shall be deemed to be a

Guarantor for all purposes of this Agreement and the other Restructuring Documents as of the effective date of such items and (y) shall, following such effective date, be bound by all of the terms, conditions and provisions of this Agreement and the other Restructuring Documents which are applicable to it as a Guarantor.

            Section 5.07 Transactions with Affiliates. Neither the Company nor any Guarantor shall, directly or indirectly, enter into any transaction with an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided, that the foregoing restriction shall not apply to any transaction (a) between any Guarantor and another Guarantor; (b) between the Company or any Guarantor and an Affiliate providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory or other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially no less favorable to the Company or such Guarantor as the monetary or business consideration that would be obtained in a comparable transaction with a Person not an Affiliate; (c) between the Company and any Guarantor, so long as the terms of such transaction are substantially no less favorable to such Guarantor than the monetary or business consideration that such Guarantor would obtain in a comparable transaction with a Person not an Affiliate. Notwithstanding anything to the contrary in this Section 5.07, (x) the Guarantors may make loans or Restricted Payments to the Company to the extent permitted by Section 5.01(h)(ii), Section 5.01(j) and Section 5.04 and (y) the Company may enter into any transaction permitted by Section 5.05(a)(vi) and any Guarantor may enter into any transaction permitted by Section 5.05(b)(v).

            Section 5.08 Change in Business. Neither the Company nor any Guarantor shall engage in a line of business substantially different from those lines of business carried on by the Company and the Guarantors on the Closing Date and any business substantially related or ancillary thereto.

            Section 5.09 Equity Issuances. Neither the Company nor any Guarantor shall effect any Equity Issuance; provided that an Equity Issuance will be permitted to the extent that (a) the consideration received by the issuer in consideration for such Equity Issuance is at least fair market value; (b) the Net Cash Proceeds from such Equity Issuance are applied in accordance with
Section 7.02, and (c) with respect to any Equity Issuance by a Guarantor, no Change of Control shall occur.

            Section 5.10 Purchases of Restructured Debt by the Company and Affiliates. The Company or any Affiliate of the Company may purchase Restructured Debt provided that all such purchased debt shall be promptly retired or pledged (and if pledged, shall be pledged with an irrevocable voting proxy or such other documentation as shall be acceptable to the A Lenders, the B Noteholders and their respective counsel), and provided further that the consideration paid for any such purchase shall not exceed the Aggregate Company Portion of Excess Cash immediately prior to giving effect to such purchase. Restructured Debt purchased by the Company or any Affiliate of the Company shall have no voting rights, whether in bankruptcy, a concurso mercantil, or otherwise. All offers to purchase Restructured Debt by the Company or an Affiliate of the Company shall be made via a pro-rata offer (or pursuant to a tender offer) to all holders of Restructured Debt, or anonymously in a recognized trading market.

            Section 5.11 Conflicting Agreements. Neither the Company nor any Guarantor shall enter into any agreement which requires that the proceeds of any Equity Issuance or any Disposition be applied in a manner other than as required by this Agreement.

            Section 5.12 Indebtedness of Pipsamex and McKinley. The Company shall not permit:

            (a) Pipsamex. Pipsamex to incur or become liable in respect of any Indebtedness other than (i) Indebtedness existing on the Closing Date and refinancings thereof which do not increase the principal amount thereof, and
(ii) additional Indebtedness not to exceed $15,000,000 in aggregate principal amount outstanding at any one time.

            (b) McKinley. McKinley to incur or become liable in respect of any Indebtedness other than (i) Indebtedness existing on the Closing Date and refinancings thereof which do not increase the principal amount thereof, and
(ii) additional Indebtedness not to exceed $10,000,000 in aggregate principal amount outstanding at any one time.

            Section 5.13 Removal of Collateral. The Company shall not permit any removal of industrial equipment (equipos industriales) Collateral from real property that is subject to the Mexican Mortgage ("ENCUMBERED REAL PROPERTY") to real property that is not so encumbered; provided, however, that the Company may, at any time, and from time to time, so remove industrial equipment (equipos industriales) Collateral from Encumbered Real Property if all of the following conditions are met:

            (a) immediately after giving effect to such removal, the aggregate fair market value of the industrial equipment (equipos industriales) Collateral located upon Encumbered Real Property is not less than the aggregate fair market value of the industrial equipment (equipos industriales) Collateral located upon Encumbered Real Property on the Closing Date;

            (b) the aggregate fair market value of all industrial equipment (equipos industriales) Collateral removed from Encumbered Real Property since the Closing Date does not exceed $10,000,000; and

            (c) the Collateral so transferred is made subject to a guarantee trust substantially in the form of Exhibit O.

                                   ARTICLE VI
                   OPTIONAL PREPAYMENTS OF A LOANS AND B NOTES

            Section 6.01 Limitations on Optional Prepayments of A Loans and Optional Redemptions of B Notes Prior to December 31, 2005. Notwithstanding any provision to the contrary specified in any Restructuring Document, from the Closing Date to December 31, 2005, optional prepayments of A Loans and optional redemptions of B Notes are prohibited.

            Section 6.02 Pro-Rata Treatment of A Loans and B Notes. From and after December 31, 2005, the Company may (a) make optional prepayments of A Loans, provided that it simultaneously pays the Pro-Rata B Note Redemption Amount, or (b) make optional redemptions of B Notes, provided that it simultaneously pays the Pro-Rata A Loan Prepayment Amount. For purposes of this
Section 6.02, (i) "Pro-Rata B Note Redemption Amount" means, at any time, a principal amount of B Notes equal to the product of (x) the B Note Percentage multiplied by (y) a fraction, the numerator of which is the principal of the A Loans prepaid at such time, and the denominator of which is the A Loan Percentage, and (ii) "Pro-Rata A Loan Prepayment Amount" means, at any time, a principal amount of A Loans equal to the product of (x) the A Loan Percentage multiplied by (y) a fraction, the numerator of which is the principal amount B Notes to be redeemed at such time, and the denominator of which is the B Note Percentage.

                                  ARTICLE VII
                      MANDATORY PREPAYMENTS AND REDEMPTIONS

            Section 7.01 Excess Cash. On each Excess Cash Payment Date, the Company shall (i) deliver to the Administrative Agent and the Trustee an Officer's Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of Excess Cash on hand at the close of business on the final day of such immediately preceding fiscal quarter, and (ii) apply such Excess Cash as follows:

            First, 100% of Excess Cash shall be used to fund the DSRA until the amount on deposit in the DSRA is equal to the aggregate amount of scheduled principal and interest payments due on the Restructured Debt during the period of six months immediately following such Excess Cash Payment Date (determined assuming that the LIBOR rate on such date will remain constant throughout such period); and

            Second, to the extent that Excess Cash remains after so funding the DSRA, 80% thereof shall be distributed to the holders of the Restructured Debt on a pro rata basis (based on then outstanding principal amounts), with such prepayments to be applied to reduce remaining installments of principal in inverse order of maturity and (b) 20% of such excess amounts shall be retained by the Company (such amount, for any fiscal quarter, the "Company Portion of Excess Cash").

            Section 7.02 Equity Issuances. In the event the Company receives proceeds from any Equity Issuance by the Company, the Company shall (x) deliver to the Administrative

Agent and the Trustee an Officer's Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of the Net Cash Proceeds of such Equity Issuance, and (y) apply 85% of such Net Cash Proceeds in accordance with Section 7.05. In the event the Company or any Guarantor receives proceeds from any Equity Issuance by a Guarantor, the Company shall (x) deliver to the Administrative Agent and the Trustee an Officer's Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of the Net Cash Proceeds of such Equity Issuance, and (y) apply 85% of such Net Cash Proceeds in accordance with Section 7.05.

            Section 7.03 Dispositions. Proceeds of certain Dispositions permitted by Section 5.05 shall be treated in accordance with this Section 7.03.

            (a) Dispositions by the Company. Proceeds of Dispositions by the Company permitted by Sections 5.05(a)(iii) or 5.05(a)(iv) shall be treated as follows:

                  (i) Dispositions of Assets. If the Company receives Net Cash Proceeds from a Disposition permitted pursuant to Section 5.05(a)(iii), then (x) the Company shall deliver to the Administrative Agent and the Trustee an Officer's Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of the Net Cash Proceeds of such Disposition, (y) 15% of such Net Cash Proceeds may be retained by the Company, and (z) the Company shall apply 85% of such Net Cash Proceeds in accordance with Section 7.05. Notwithstanding the foregoing clause (z), in any fiscal year the Company may apply up to $20,000,000 of Designated Proceeds received in such fiscal year (and otherwise required to be applied in accordance with Section 7.05) to finance one or more capital expenditures permitted by the A Loan Documents and the B Note Documents, provided that the Company has delivered a notice, substantially in the form of Exhibit C, with respect thereto and such Designated Proceeds are in fact so applied (or contractually committed to be applied) to such capital expenditures within 180 days of such Disposition (it being understood that Net Cash Proceeds shall be deemed to be utilized in the same order in which they are received). Any Net Cash Proceeds subject to clause (z) which are not applied (or contractually committed to be applied) within 180 days as required by the immediately preceding sentence shall forthwith be applied by the Company in accordance with Section 7.05.

                  (ii) Dispositions of Capital Stock of Non-Guarantor Subsidiaries. If the Company receives proceeds from a Disposition permitted pursuant to Section 5.05(a)(iv), then the Company shall (x) deliver to the Administrative Agent and the Trustee an Officer's Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of the Net Cash Proceeds of such Disposition, and (y) apply 100% of such Net Cash Proceeds in accordance with Section 7.05.

            (b) Dispositions of Assets by a Guarantor (other than Ponderosa). If there are Net Cash Proceeds from a Disposition permitted pursuant to Section 5.05(b)(iii), then (w) such Net Cash Proceeds shall (if not paid to the Collateral Agent directly by the purchaser) be promptly remitted to Collateral Agent, (x) the Company shall deliver to the Administrative

Agent and the Trustee an Officer's Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of the Net Cash Proceeds of such Disposition, (y) 15% of such Net Cash Proceeds shall be applied as directed by the Company, and (z) 85% of such Net Cash Proceeds shall be applied in the manner set forth in Section 7.05. Notwithstanding the foregoing clause (z), in any fiscal year the Company may apply up to $20,000,000 of Designated Proceeds received in such fiscal year (and otherwise required to be applied in accordance with Section 7.05) to finance one or more capital expenditures permitted by the A Loan Documents and the B Note Documents, provided that the Company has delivered a notice, substantially in the form of Exhibit C, with respect thereto and such Designated Proceeds are deposited with the Collateral Agent subject to a Set Aside Notice and the Collateral Agent receives evidence satisfactory to it that such funds have been actually utilized for capital expenditures (or contractually committed to be so utilized) within 180 days of the Collateral Agent's receipt of such funds. Such evidence may be in the form of an Officer's Certificate from the Company. Any Net Cash Proceeds subject to clause (z) which are not utilized (or contractually committed to be utilized) within 180 days as required by the immediately preceding sentence shall forthwith be applied in accordance with Section 7.05.

            (c) Dispositions of Substantially All Assets by a Non-Guarantor Subsidiary. If a Subsidiary of the Company which is not a Guarantor receives proceeds from a Disposition permitted pursuant to Section 5.05(c), the Company shall (x) deliver to the Administrative Agent and the Trustee an Officer's Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of the Net Cash Proceeds of such Disposition, and (y) apply 100% of such Net Cash Proceeds in the manner set forth in Section 7.05.

            Section 7.04 Casualty Insurance Proceeds. If Net Cash Proceeds are received in any fiscal year as the result of a Casualty Event, (a) 85% of any such Net Cash Proceeds received by the Company or any Guarantors shall be paid to the Collateral Agent and applied in accordance with Section 7.05, and (b) 15% of such Net Cash Proceeds shall be paid to the Company. Notwithstanding the foregoing sentence, the Company shall be entitled to the first $40,000,000 of Net Cash Proceeds that would otherwise be payable during any fiscal year to the Collateral Agent (the "CASUALTY CUSHION"); provided that the Company has delivered a notice, substantially in the form of Exhibit C, with respect thereto and all of such amounts are utilized for replacement assets (or committed to be so utilized) within 180 days. At the end of such 180 day period, the Company shall deliver to the Collateral Agent an Officer's Certificate demonstrating that the Casualty Cushion has been so utilized, such certificate to be accompanied by appropriate invoices or other documentation. Any of the Casualty Cushion not so invested or committed within 180 days shall be returned to the Collateral Agent and applied in accordance with Section 7.05.

            Section 7.05 Application of Certain Net Cash Proceeds to Mandatory Prepayments and Redemptions. All Net Cash Proceeds required to be applied in accordance with this Article VII at any time shall be applied to A Loans and the B Notes, pro rata, in accordance with the A Loan Portion of Mandatory Prepayments/Redemptions and the B Note Portion of Mandatory
Prepayments/Redemptions.

            Section 7.06 Payments By Company/Guarantors. Unless otherwise specifically provided, when the Company or any Guarantor is required to pay any Net Cash Proceeds to the Administrative Agent or the Trustee pursuant to Article VII, the Company or such Guarantor shall make such payment in immediately available funds within three (3) Business Days after it receives such Net Cash Proceeds.

                                  ARTICLE VIII
                        THE DEBT SERVICE RESERVE ACCOUNT

            Section 8.01 Funding the DSRA.

            (a) On or prior to the 30th day (or if such day is not a Business Day, the next succeeding Business Day) following each date quarterly financial statements are required to be delivered pursuant to Section 4.01(a), the Company will, and will cause the Guarantors to, deposit into the DSRA the aggregate amount of cash and Cash Equivalents (excluding amounts already held in the DSRA) held by the Company and the Guarantors at the close of business on final day of the most recently ended fiscal quarter, but only to the extent that such amount is greater than $20,000,000; provided that neither the Company nor any Guarantor shall have any obligation to deposit any cash or Cash Equivalents into the DSRA on any date if the amount on deposit in the DSRA on such date is at least equal to the aggregate scheduled amount of principal and interest due on the Restructured Debt during the six month period immediately following such date (determined assuming that the LIBOR rate on such date will remain constant throughout such six month period).

            (b) On each Excess Cash Payment Date, the Company will, and will cause the Guarantors to, deposit into the DSRA 100% of Excess Cash; provided that neither the Company nor any Guarantor shall have any obligation to deposit any Excess Cash into the DSRA on any date if the amount on deposit in the DSRA on such date is at least equal to the aggregate scheduled amount of principal and interest due on the Restructured Debt during the six month period immediately following such date (determined assuming that the LIBOR rate on such date will remain constant throughout such six month period).

            Section 8.02 Withdrawals from the DSRA.

The DSRA shall be pledged in favor of the A Lenders and the Trustee as security for the Restructured Debt pursuant to the DSRA Pledge Agreement. Such documentation shall contain, without limitation, the following terms:

                        1) the Company and the Guarantors may (whether or not an
            Event of Default then exists) withdraw funds from the DSRA upon delivery to the Collateral Agent of an Officer's Certificate, substantially in the form of Schedule 8.02, stating that one or more scheduled debt service payments on the Restructured Debt are due within five Business Days, and that the funds to be withdrawn constitute the minimum amount needed to make such debt service payments and to restore the aggregate cash balance of the Company and the

            Guarantors (not including the DSRA) to $20,000,000 after giving effect to such payments;

                        2) the Company and the Guarantors may (whether or not an
            Event of Default then exists, but, in any event, no more than once per calendar month) withdraw funds from the DSRA upon the delivery to the Collateral Agent of an Officer's Certificate, substantially in the form of Schedule 8.02, stating that the aggregate amount of cash and Cash Equivalents then held by the Company and the Guarantors outside of the DSRA is less than $20,000,000 and that the amount to be withdrawn is the minimum amount necessary to restore such aggregate amount to $20,000,000; and

                        3) the Collateral Agent may apply funds on deposit in
            the DSRA to payment of the Restructured Debt only upon a payment default on the Restructured Debt (other than a payment default caused solely by an acceleration of any of the Restructured Debt).

                                   ARTICLE IX
                          CERTAIN INTERCREDITOR ISSUES

            Section 9.01 Equal and Ratable Enhancement of A Loans and B Notes.

            (a) If the Administrative Agent or any A Lender shall receive from the Company or any of the Company's Affiliates, in connection with any modification, amendment, waiver or consent granted under the A Loan Documents, any (i) fees (howsoever denominated), (ii) additional collateral as security for such Obligations or (iii) additional guarantees securing such Obligations (any consideration of the type described in clauses (i), (ii) or (iii), for purposes of this clause (a), an "Enhancement"), then in each such case the Company or such Affiliate shall grant to the B Noteholders, concurrently, the same Enhancement on an equal and ratable basis with respect to any outstanding Obligations of the Company and the Guarantors under the B Note Documents, based on the aggregate principal amount of Restructured Debt outstanding at the time such Enhancement is received.

            (b) If the Trustee or any B Noteholder shall receive from the Company or any of the Company's Affiliates, in connection with any modification, amendment, waiver or consent granted under the B Note Documents, any (i) fees (howsoever denominated), (ii) additional collateral as security for such Obligations or (iii) additional guarantees securing such Obligations (any consideration of the type described in clauses (i), (ii) or (iii), for purposes of this clause (b), an "Enhancement"), then in each such case, the Company or such Affiliate shall grant to the A Lenders, concurrently, the same Enhancement on an equal and ratable basis with respect to any outstanding Obligations of the Company and the Guarantors under the A Loan Documents, based on the aggregate principal amount of Restructured Debt outstanding at the time such Enhancement is received.

            Section 9.02 Payments. If the Administrative Agent, the Trustee or any A Lender shall receive, whether individually or on behalf of the A Lenders or the B Noteholders, any amount in excess of the amounts to be received by such Person pursuant to the terms of this Agreement (including, without limitation, pursuant to Article VI or Article VII) the Administrative Agent, the Trustee, or such A Lender, as the case may be, shall immediately (a) notify the Administrative Agent, the Trustee, each A Lender and the Company in writing of such fact, and (b) such parties shall promptly determine what adjustments and payments are necessary so that each of the Creditors receive the proper amounts in accordance with the terms of this Agreement (including, without limitation, pursuant to Article VI or Article VII).

            Section 9.03 Collateral Voting Issues. Notwithstanding any provision in any Restructuring Document to the contrary, the Collateral Agent shall not take any action to (a) foreclose on the Collateral or (b) exercise any other rights and remedies of the A Lenders or the B Noteholders, as applicable, under the Security Documents, unless the Collateral Agent shall have received instruction from the Required Creditors.

            Section 9.04 Sharing of Recoveries. Any amount recovered in respect of the Obligations by any one or more of the Administrative Agent and the A Lenders, on the one hand, or the Trustee and the B Noteholders, on the other, as the result of any enforcement action whether by setoff or otherwise, shall be shared with the other in accordance with Section 11.09 (b)(i) or Section 11.09(b)(ii), as the case may be.

                                   ARTICLE X
                        GUARANTEE OF A LOANS AND B NOTES

            Section 10.01 Guaranty. The Guaranteeing Parties hereby jointly and severally guarantee to each Creditor, the Administrative Agent and the Trustee (each, a "GUARANTEED PARTY" and, collectively, the "GUARANTEED PARTIES") the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) to such Guaranteed Party of the principal of and interest on the Restructured Debt and all other amounts from time to time owing to such Guaranteed Party by the Company under the Restructuring Documents (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Guaranteeing Parties further jointly and severally agree that at the time any Guaranteed Obligation becomes due (whether at stated maturity, by acceleration or otherwise), the Guaranteeing Parties will promptly pay the same, in accordance with Article XII and without any demand or notice to the Guaranteeing Parties or the Company.

            Section 10.02 Obligations Unconditional. The obligations of the Guaranteeing Parties under Section 10.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.02 that the obligations of the Guaranteeing

Parties hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guaranteeing Parties hereunder, which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guaranteeing Parties, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived (other than, with respect to a Guaranteeing Party, the extension or waiver of an obligation of such Guaranteeing Party);

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived (other than, with respect to any Guaranteeing Party, the waiver, termination or release of an obligation of such Guaranteeing Party); or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted in favor of the Creditors as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guaranteeing Parties hereby expressly waive (x) diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Trustee, or the Collateral Agent exhaust any right, power or remedy or proceed against the Company under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations and (y) any right or benefit of orden, division and excusion that might be available to it under Articles 2813, 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2827, 2840, 2842, 2844, 2845, 2846, 2847, 2848, 2849 and other related articles of the Codigo Civil Federal of Mexico and of the Codigo Civil para el Distrito Federal and all other similar articles in the civil codes of all the States of Mexico and agrees that the term "Guaranteed Obligations" shall not be affected by the application of any such provisions of Mexican law.

            Section 10.03 Reinstatement. The obligations of the Guaranteeing Parties under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guaranteeing Parties jointly and severally agree that they will indemnify each Guaranteed Party or demand for all reasonable costs and expenses (including, without limitation, the reasonable fees of counsel) incurred by such Guaranteed Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, provided that no Guaranteeing Party shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Guaranteed Party.

            Section 10.04 Subrogation. The Guaranteeing Parties hereby jointly and severally agree with the Guaranteed Parties that until the payment and satisfaction in full of all Guaranteed Obligations they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 10.01, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

            Section 10.05 Remedies. The Guaranteeing Parties jointly and severally agree with the Guaranteed Parties that, as between the Guaranteeing Parties and the Creditors, the obligations of the Company under this Agreement may be declared to be forthwith due and payable as provided in the Restructuring Documents for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guaranteeing Parties for purposes of Section 10.01.

            Section 10.06 Instrument for the Payment of Money. Each Guaranteeing Party hereby acknowledges that the guarantee in this Article X constitutes an instrument for the payment of money, and consents and agrees that any Guaranteed Party, at its sole option, in the event of a default by such Guaranteeing Party in the payment of any moneys due hereunder, shall have the right to move under New York CPLR Section 3213.

            Section 10.07 Continuing Guarantee. The guarantee in this Article X is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

            Section 10.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guaranteeing Party under Section
10.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guaranteeing Party, any Guaranteed Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE XI
                              THE COLLATERAL AGENT

            Section 11.01 Appointment of Collateral Agent, Powers and Immunities. Each of the Administrative Agent, the A Lenders and the Trustee hereby appoints and authorizes Deutsche Bank Trust Company Americas to act as collateral agent with respect to Collateral located in the US, and Deutsche Bank Mexico, S.A., Institucion de Banca Multiple, Trust Division, to act as collateral agent with respect to all Collateral located in Mexico. References herein to the "Collateral Agent" shall mean either or both of such collateral agents, as the context may require. The Collateral Agent is hereby authorized and instructed to (i) execute the Security Documents which have been negotiated and/or prepared by the Administrative Agent, the A Lenders, the Trustee, the B Noteholders or their respective counsel and (ii) act as the agent of the Administrative Agent, the A Lenders, the Trustee and the B Noteholders hereunder and under the Security Documents, with such powers as are conferred upon any one or more of such Persons by the terms of this Agreement and the Security Documents. The Collateral Agent (which term as used in this sentence and in Section 11.05 shall include reference to the Collateral Agent's Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Restructuring Documents, and shall not by reason of this Agreement or any other Restructuring Document be a trustee for any Creditor; (b) shall not be responsible to any Creditor for any recitals, statements, representations or warranties contained in this Agreement or in any other Restructuring Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Restructuring Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Restructuring Document or any other document referred to or provided for herein or therein or for any failure by the Company, any Guaranteeing Party or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not, except to the extent expressly instructed by the Required Creditors in writing be required to initiate or conduct any litigation or collection proceedings hereunder or under the Security Documents; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Restructuring Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith in good faith in reliance upon an officer certificate or opinion of counsel, unless taking such action or omitting to take such action was grossly negligent or constituted willful misconduct.

            Section 11.02 Duties.

            (a) The Collateral Agent shall not take any action to exercise any rights or remedies that may be available to it under the Security Documents or to foreclose or otherwise realize upon the Collateral for which it is agent unless instructed to do so by the Required Creditors. Upon receiving such an instruction the Collateral Agent shall take the actions requested and any other actions reasonably incidental thereto. No enforcement action shall be withdrawn or discontinued without authorization by the Required Creditors. The Collateral Agent shall inform the Trustee and the Administrative Agent of any circumstance materially and adversely affecting any Collateral, promptly after becoming aware of such circumstance, and may (but shall not be obligated to) undertake corrective action without instruction from the Trustee and the Administrative Agent if it deems timely action is required to address such adverse circumstance.

            (b) The Collateral Agent may not, without the prior consent of the Administrative Agent and the Trustee, release any Lien or consent to any modification, supplement or waiver under any of the Security Documents. The Collateral Agent shall release any Lien encumbering Property that is the subject of a Disposition (i) permitted by Section 5.05(a)(i), Section 5.05(a)(ii),
Section 5.05(b)(i) or Section 5.05(b)(ii) if it receives from the Company an Officer's Certificate stating that such release is permitted by such sections at such time, or (ii) permitted by Section 5.05(a)(iii), Section 5.05(a)(v),
Section 5.05(b)(iii) or Section 5.05(b)(iv) provided that it receives (x) from the Company, an Officer's Certificate stating that the applicable requirements of such provisions have been complied with in respect of such Disposition, and
(y) reasonable evidence verifying such compliance. Each of the Collateral Agent, the Administrative Agent and the Trustee will from time to time duly execute and deliver appropriate powers of attorney or other documents or instruments necessary to release any Lien permitted to be released under this subsection 11.02(b) as promptly as possible after any permitted request by the Company or any Guarantor.

            Section 11.03 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any written certification, notice or other communication (including, without limitation, any thereof given by email or telecopy) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice of legal counsel, independent accountants and other experts selected by the Collateral Agent. The Collateral Agent need not look into the authorization of the Administrative Agent or the Trustee to give any instruction, but shall be entitled to assume that such authorization exists, unless it has actual knowledge to the contrary. As to any matters not expressly provided for by this Agreement or any other Restructuring Document, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Creditors.

            Section 11.04 Defaults. The Collateral Agent shall be deemed not to have knowledge or notice of the occurrence of a Default or an Event of Default unless the Collateral Agent has received notice from the Administrative Agent, the Trustee, the Company or any Guarantor specifying such a Default or an Event of Default and stating that such notice is a "Notice of Default". In the event that the Collateral Agent receives a notice of the occurrence of a Default or an Event of Default, the Collateral Agent shall give prompt notice thereof to the Administrative Agent and the Trustee. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Creditors.

            Section 11.05 Rights as a Creditor. The Person at any time acting as Collateral Agent may, in its individual capacity (but not as Collateral Agent), hold Restructured Debt. With respect to any such holdings, such Person (a) shall have the same rights and powers as any other Creditor and may exercise the same as though it were not acting as the Collateral Agent (b) may accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company or any Guarantor (and any of their Subsidiaries or Affiliates) as if it were not acting as the Collateral Agent and (c) may accept fees and other consideration from the Company and the Guarantors for services in connection with this Agreement or otherwise without having to account for the same to the Trustee or the Administrative Agent.

            Section 11.06 Resignation or Removal of Collateral Agent. The Collateral Agent may resign at any time by giving notice thereof to the Administrative Agent, the Trustee, and the Company. The Collateral Agent may be removed at any time with or without cause by the Required Creditors. Upon any such resignation or removal, the Required Creditors shall have the right to appoint a successor Collateral Agent , with the consent of the Company (which consent shall not be unreasonably withheld or delayed). Such resignation or removal shall become effective on the earlier of (a) such time as the Required Creditors appoint a successor agent as provided for above in this Section 11.06 and (b) the date 180 days after the date on which the Collateral Agent shall have furnished notice of its resignation to the Administrative Agent, the Trustee and the Company as provided above in this Section 11.06. Any Collateral Agent that shall resign as contemplated by this Section 11.06 shall remit to the successor Collateral Agent a pro rata portion of the fees that the resigning Collateral Agent shall have been paid with respect to the year in which such resignation shall have become effective for the period of such year that has not yet elapsed. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this Section 11.06). The fees payable by the Company to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After any retiring Collateral Agent's resignation or removal hereunder, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

            Section 11.07 Fees of Collateral Agent. Without limiting the provisions of Sections 14.02 and 14.03, the Company and each Guarantor shall be liable, jointly and severally, for all fees of the Collateral Agent to the extent separately agreed in writing.

            Section 11.08 Enforcement Proceeds Account. The Collateral Agent shall create an account in the US (to be denominated an "Enforcement Proceeds Account") and shall cause to be deposited therein all amounts realized by it as a result of a foreclosure or other enforcement action brought with respect to some or all of the Collateral for which it acts as agent. Funds in each such account shall be invested, in the discretion of the Collateral Agent, in short term obligations backed by the full faith and credit of the United States of America or money market funds which invest solely in such obligations. The Collateral Agent shall distribute funds in the Enforcement Proceeds Account (in accordance with Section 11.09) not less often than quarterly; provided, that the Collateral Agent shall not be required to distribute funds at any time if the aggregate amount of funds in the Enforcement Proceeds Accounts and available for distribution is less than $10,000,000 at such time. Notwithstanding the foregoing, the Collateral Agent may retain in its Enforcement Proceeds Account such reserves of the type described in Section 11.09(a) as it reasonably deems necessary or appropriate to the performance of its duties.

            Section 11.09 Distribution of Proceeds of Collateral.

            (a) The Collateral Agent shall distribute funds in its Enforcement Proceeds Account in the following order of priority:

                  (i) First, to the Collateral Agent, to pay all amounts due to it hereunder and under the Security Documents for which it acts as agent, including payment of all fees and other compensation, all expenses and liabilities incurred, all advances made by it, and all costs of preserving or protecting the Collateral for which it acts as agent and of collection, including reasonable reserves to cover anticipated future costs of such nature;

                  (ii) Second, to pay any applicable taxes, in consultation with the Administrative Agent and the Trustee;

                  (iii) Third, ratably to the Administrative Agent and the Trustee to pay all amounts due and unpaid in respect of principal, premium, and interest, on the Restructured Debt, without preference or priority of any kind;

                  (iv) Fourth, ratably to the Administrative Agent and the Trustee to pay any other amounts owing to the Creditors under the Restructuring Documents; and

                  (v) Fifth, to the Company or such other party as a court of competent jurisdiction shall direct.

            (b) For purposes of such distributions, (i) any amounts received by any holder of A Loans as a result of any enforcement action brought by it or the Administrative Agent, whether by setoff or otherwise, shall be deemed to have been distributed prematurely to such Person pursuant to clause (a)(iii) above and the amount so recovered shall be deducted from the next distributions otherwise payable to the Administrative Agent pursuant to Section 11.09(a) and paid over to the Trustee so that the benefit of any such recovery shall be shared ratably by all holders of Restructured Debt, and (ii) any amounts received by any holder of B Notes as a result of any enforcement action brought by it or the Trustee, whether by setoff or otherwise, shall be deemed to have been distributed prematurely to such Person pursuant to clause (a)(iii) above and the amount so recovered shall be deducted from the next distributions otherwise payable to the Trustee pursuant to Section 11.09(a) and paid over to the Administrative Agent, so that the benefit of any such recovery shall be shared ratably by all holders of Restructured Debt.

            (c) The Collateral Agent shall give notice to the Administrative Agent, the Trustee and the Guarantor Paying Agent of the time and amount of each distribution made pursuant to this Section 11.09 or Section 7.06 to the extent such distributions are received by the Collateral Agent.

                                  ARTICLE XII
                        GUARANTOR PAYING AGENT PROVISIONS

            Section 12.01 Appointment, Powers and Immunities. Each of the Guaranteeing Parties hereby appoints and authorizes the Guarantor Paying Agent to act as its paying agent hereunder and under the A Loan Documents and the B Note Documents, with such powers as are specifically delegated to the Guarantor Paying Agent by the terms of this Agreement and such other powers as are reasonably incidental thereto. The Guarantor Paying Agent (which term as used in this sentence shall include reference to its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Restructuring Documents, and shall not by reason of this Agreement or any other Restructuring Document be a trustee for any Guaranteeing Party; (b) shall not be responsible to the Guaranteeing Parties for any recitals, statements, representations or warranties contained in this Agreement or in any other Restructuring Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Restructuring Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Restructuring Document or any other document referred to or provided for herein or therein or for any failure by the Company, any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Restructuring Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own negligence or willful misconduct.

            Section 12.02 Direct Payment; Allocation. Without limiting any obligation of the Company to pay any amounts outstanding under the A Loans, the B Notes and the other Restructuring Documents, the Guaranteeing Parties shall make all scheduled principal and interest payments on the A Loans and the B Notes, directly to the Guarantor Paying Agent (in such allocation among themselves as the Guaranteeing Parties may determine from time to time) without any requirement of demand, notice or presentment of any kind by the Guarantor Paying Agent, the Administrative Agent, the Trustee, any A Lender or any B Noteholder. Such amounts shall be paid by the Guaranteeing Parties to the Guarantor Paying Agent at least one Business Day prior to the date each scheduled payment is due, in immediately available funds; provided, however, that the Guaranteeing Parties' obligation to pay such amounts under the A Loans and the B Notes is not discharged until such amounts are delivered to the Administrative Agent and to the Trustee in accordance with the next sentence hereof. The Guarantor Paying Agent shall remit the amount of the respective scheduled payments to the Administrative Agent and to the Trustee, as the case may be, on the day such payments are due.

            Section 12.03 Reliance by Guarantor Paying Agent. The Guarantor Paying Agent shall be entitled to rely upon any written certification, notice or other communication (including, without limitation, any telecopy or e-mail) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice of legal counsel, independent accountants and other experts selected by the Guarantor Paying Agent.

            Section 12.04 Rights as a Creditor. The Person at any time acting as Guarantor Paying Agent may, in its individual capacity (but not as Guarantor Paying Agent), hold Restructured Debt. With respect to any such holdings, such Person (a) shall have the same rights and powers as any other Creditor and may exercise the same as though it were not acting as the Guarantor Paying Agent,
(b) may accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company or any Guarantor (and any of their Subsidiaries or Affiliates) as if it were not acting as the Guarantor Paying Agent and (c) may accept fees and other consideration from the Company and the Guarantors for services in connection with this Agreement or otherwise without having to account for the same to the Trustee or the Administrative Agent, or any Guaranteeing Party.

            Section 12.05 Replacement of Guarantor Paying Agent. Any replacement Guarantor Paying Agent shall be selected by the Guaranteeing Parties, but shall be reasonably acceptable to the Administrative Agent and the Trustee, provided, that any subsequent Guarantor Paying Agent shall not be an A Lender or a Person that is an Affiliate (as such term is used for purposes of Section 5.07) of the Company. Each of the Guaranteeing Parties agrees that for so long as any Restructured Debt shall remain outstanding, it shall maintain a Guarantor Paying Agent in accordance with this Article XII.

            Section 12.06 Fees of Guarantor Paying Agent. Without limiting the provisions of sections 14.02 and 14.03, each Guaranteeing Party shall be liable, jointly and severally, for all fees of the Guarantor Paying Agent incurred in connection with this Agreement and the performance of its duties hereunder, to the extent separately agreed in writing between the Guarantor Paying Agent and the Guaranteeing Parties.

                                  ARTICLE XIII
                            SUBORDINATION OF C NOTES

            Section 13.01 Defined Terms. As used in this Article XIII, "Senior Debt" shall mean all obligations created or evidenced by the A Loan Documents and the B Note Documents, including any subsequent notes, instruments or agreements of Indebtedness of any type or form whatsoever relating thereto; and "Subordinated Debt" shall mean all Indebtedness evidenced or created by the C Notes or the documents pursuant to which the C Notes were issued, and any subsequent notes, instruments or agreements of Indebtedness of any type or form whatsoever relating thereto.

            Section 13.02 General. The Subordinated Debt shall be and hereby is subordinated and the payment of any principal, interest or other amount thereof is deferred until the full and final payment in cash of the Senior Debt; provided, however, that the following shall not be considered to be a payment of Subordinated Debt for purposes of this Article XIII:

            (a) cancellation caused by the netting or return of capital of all or a portion of the Subordinated Debt owed to a Subordinating Creditor which is a Guarantor against Indebtedness that such Subordinating Creditor owes to the Company; and

            (b) cancellation caused by the netting of the Subordinated Debt owed to either Pipsamex or McKinley against Indebtedness that either Pipsamex or McKinley owed to the Company immediately prior to the Closing Date; provided that such netting (i) is completed within ten (10) Business Days after the Closing Date and (ii) the aggregate principal amount of the netting of such Subordinated Debt shall not exceed $5,000,000.

            Section 13.03 Remedies. The Subordinating Creditors will not take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing, the Subordinating Creditors will not attempt to assert, collect or enforce the Subordinated Debt or any part thereof until the Senior Debt has been finally paid in full in cash. Until the Senior Debt has been finally paid in full in cash, the Subordinating Creditors shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Company or any guarantor of or provider of collateral security for the Senior Debt. The Subordinating Creditors further waive any and all rights with respect to marshalling.

            Section 13.04 Hold in Trust. The Subordinating Creditors will hold in trust and immediately pay over to the Administrative Agent and the Trustee, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt, any cash amount that the Subordinating Creditors receive as a payment with respect to the Subordinated Debt, or any property received as collateral for the Subordinated Debt.

            Section 13.05 Payments in Bankruptcy or Liquidation. In the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company, whether such case or proceeding be for the liquidation, dissolution or winding up of the Company, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors, or a concurso mercantil proceeding, the Administrative Agent and the Trustee are each hereby irrevocably authorized to receive and collect for the benefit of the Creditors any cash or other assets of the Company distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to, or to hold such other assets or securities as collateral for, the Senior Debt, until all of the Senior Debt shall have been paid in full in cash, rendering to the Subordinating Creditors any surplus to which the Subordinating Creditors are then entitled.

            Section 13.06 Subordinated Debt Voting Rights. By endorsing and delivering its C Note to the Collateral Agent, each Subordinating Creditor irrevocably conveys to the Collateral Agent all voting rights associated with the C Notes, including, in the event of any proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company (whether such case or proceeding be for the liquidation, dissolution or winding up of the Company, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors, or a concurso mercantil proceeding), the right to file a proof of claim on behalf of such Subordinating Creditor and to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, and such rights shall remain in full force and effect until all of the Senior Debt shall have been paid in full in cash.

            Section 13.07 Further Assurances. Each Subordinating Creditor hereby agrees, upon request of the Administrative Agent or the Trustee at any time and from time to time, to execute such other documents or instruments, or take such actions, as may be requested by the Administrative Agent or the Trustee further to effectuate the terms of this Article XIII.

            Section 13.08 Modification or Sale of Subordinated Debt. The Subordinating Creditors will not modify any of the terms of any of the Subordinated Debt in a way that is adverse to the interests of the holders of the Senior Debt. Except for the netting and capitalization referred to in
Section 13.02, no Subordinating Creditor will sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any Person.

            Section 13.09 Termination of Subordination. The terms of this
Article XIII shall continue in full force and effect, and the obligations and agreements of the Subordinating Creditors and the Company hereunder shall continue to be fully operative, until all of the Senior Debt shall have been paid and satisfied in full in cash and such full payment and satisfaction shall be final and not avoidable.

                                  ARTICLE XIV
                       SUBORDINATION OF INTERCOMPANY NOTES

            Section 14.01 Defined Terms. As used in this Article XIV, "Senior Debt" shall mean all obligations created or evidenced by the A Loan Documents and the B Note Documents, including any subsequent notes, instruments or agreements of Indebtedness of any type or form whatsoever relating thereto; and "Subordinated Debt" shall mean all Indebtedness evidenced or created by an Intercompany Note.

            Section 14.02 General. The Subordinated Debt shall be and hereby is subordinated and the payment of any principal, interest or other amount thereof is deferred until the full and final payment in cash of the Senior Debt; provided, however, that the following shall not be considered to be a payment of Subordinated Debt for purposes of this Article XIV:

            (a) the payment of (i) non-cash interest to the Company or a non-Guarantor, or (ii) principal, interest or other amounts to a Guarantor;

            (b) the cancellation by any Guarantor, by netting, return of capital or capitalization, of all or a portion of the Subordinated Debt owed to another Guarantor; and

            (c) the cancellation by the Company, by netting, return of capital or capitalization, of all or a portion of the Subordinated Debt owed to the Company by a Guarantor.

            Section 14.03 Remedies. The Subordinating Creditors will not take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing, the Subordinating Creditors will not attempt to assert, collect or enforce the Subordinated Debt or any part thereof until the Senior Debt has been finally paid in full in cash. Until the Senior Debt has been finally paid in full in cash, the Subordinating Creditors shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Company or any guarantor of or provider of collateral security for the Senior Debt. The Subordinating Creditors further waive any and all rights with respect to marshalling.

            Section 14.04 Hold in Trust. The Subordinating Creditors will hold in trust and immediately pay over to the Administrative Agent and the Trustee, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt, any cash amount that the Subordinating Creditors receive as a payment with respect to the Subordinated Debt, or any property received as collateral for the Subordinated Debt.

            Section 14.05 Payments in Bankruptcy or Liquidation. In the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company, whether such case or proceeding be for the liquidation, dissolution or winding up of the Company, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors, or a concurso mercantil proceeding, the Administrative Agent and the Trustee are each hereby irrevocably authorized to receive and collect for the benefit of the Creditors any cash or other assets of the Company distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to, or to hold such other assets or securities as collateral for, the Senior Debt, until all of the Senior Debt shall have been paid in full in cash, rendering to the Subordinating Creditors any surplus to which the Subordinating Creditors are then entitled.

            Section 14.06 Subordinated Debt Voting Rights. By endorsing and delivering its Intercompany Notes to the Collateral Agent, each Subordinating Creditor conveys to the Collateral Agent all voting rights associated with such Intercompany Notes, including, in the event of any proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company (whether such case or proceeding be for the liquidation, dissolution or winding up of the Company, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors, or a concurso mercantil proceeding), the right to file a proof of claim on behalf of such Subordinated Creditor and to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, and such rights shall remain in full force and effect until all of the Senior Debt shall have been paid in full in cash.

            Section 14.07 Further Assurances. Each Subordinating Creditor hereby agrees, upon request of the Administrative Agent or the Trustee at any time and from time to time, to execute such other documents or instruments, or take such actions, as may be requested by the Administrative Agent or the Trustee further to effectuate the terms of this Article XIV.

            Section 14.08 Modification or Sale of Subordinated Debt. The Subordinating Creditors will not modify any of the terms of any of the Subordinated Debt in a way that is adverse to the interests of the holders of the Senior Debt. Except for the netting and capitalization referred to in
Section 14.02, no Subordinating Creditor will sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any Person.

            Section 14.09 Termination of Subordination. The terms of this
Article XIV shall continue in full force and effect, and the obligations and agreements of the Subordinating Creditors and the Company hereunder shall continue to be fully operative, until all of the Senior Debt shall have been paid and satisfied in full in cash and such full payment and satisfaction shall be final and not avoidable.

                                   ARTICLE XV
                                  MISCELLANEOUS

            Section 15.01 Reinstatement of Pre-Restructuring Claims. If, in connection with any appeal of the approval of the Convenio, the A Loans, the B Notes, the Guarantee by the Guaranteeing Parties, or any of the Security Documents is determined to be unenforceable,

            (a) the A Loan Documents and the B Note Documents shall immediately be deemed null and void ab initio, and all of the Pre-Restructuring Claims, the Pre-Restructuring Documents and all Guarantees thereof shall be reinstated, and shall immediately be in full force and effect (as between the Pre-Restructuring Creditors, the Company and the Guaranteeing Parties that are parties thereto) as if this Agreement and the other Restructuring Documents had never been signed, and

            (b) each payment received by a Creditor under this Agreement, the A Loan Documents and the B Note Documents, and the fair market value of the Restructuring Equity received by such Creditor determined as of the Reinstatement Effective Date, shall be applied by such Creditor to amounts owed to it under the Pre-Restructuring Documents (in accordance with the terms of the Pre-Restructuring Documents).

            Section 15.02 Amendments and Waivers. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Company, each Guaranteeing Party, the Administrative Agent and the Trustee, (and, with respect to any matters affecting the rights or obligations of the Collateral Agent or the Guarantor Paying Agent, the affected party), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Prior to the execution of any amendment, modification or waiver by the Administrative Agent or the Trustee, the Administrative Agent and the Trustee shall have received a written direction from the requisite A Lenders or relevant B Noteholders, as applicable, to execute such amendment, modification, or waiver, as required pursuant to the relevant provisions of the A Loan Documents or B Note Documents, as applicable. Notwithstanding any provision in any Restructuring Document to the contrary, Section 5.02 shall only be amended, modified, or waived upon receipt by the Administrative Agent and the Trustee of instructions from the Creditors representing 75% of the aggregate principal amount of Restructured Debt then outstanding.

            Section 15.03 Costs and Expenses. The Company and each Guaranteeing Party, jointly and severally, shall:

            (a) without duplication of the payment required by Section 2.01(m), pay or reimburse the Administrative Agent, the Trustee, the Collateral Agent, the Guarantor Paying Agent, each A Lender and each Steering Group member for all reasonable and documented fees, costs and expenses (including any registration or notary fees, costs and expenses) charged by or incurred by such Person in connection with or arising out of the development, negotiation, preparation, delivery and execution of (in each case, whether or not consummated) this Agreement, the other Restructuring Documents or any other document prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby (whether before or after Closing), including reasonable fees and disbursements of counsel and financial advisors; and

            (b) pay or reimburse the Administrative Agent, the Trustee, the Collateral Agent, the Guarantor Paying Agent, each A Lender, and one US and one Mexican legal counsel for a committee representing a majority in outstanding principal amount of the B Notes, all reasonable and documented fees, costs and expenses (including any registration or notary fees, costs and expenses) incurred by or charged to such Person in connection with or arising out of any amendment, supplement, consent, waiver or modification of this Agreement, any other Restructuring Document and any other documents prepared in connection herewith or therewith (in each case, whether or not consummated), including reasonable fees and disbursements of counsel and financial advisors to each A Lender, the Administrative Agent, the Trustee and the Collateral Agent; provided that no amounts shall be payable to any counsel to a committee of B Noteholders in connection with an amendment or waiver where consent of the B Noteholders was not required; and

            (c) pay or reimburse the Administrative Agent, the Trustee, the Collateral Agent, the Guarantor Paying Agent, each A Lender, and one US and one Mexican legal counsel for a committee representing a majority in outstanding principal amount of the B Notes, all reasonable and documented costs and expenses (including reasonable fees and disbursements of counsel and financial advisors to each A Lender, the Administrative Agent, the Trustee and the Collateral Agent and including any registration or notary fees, costs and expenses) incurred by any such Person in connection with or arising out of the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Restructuring Document and the protection or preservation of any right or claim by any such Person against the Company or any Guaranteeing Party arising out of this Agreement or any other Restructuring Document during the existence of an Event of Default or after acceleration of any of the Restructured Debt (including in connection with any proposed or actual "workout" or restructuring of the Restructured Debt).

            Section 15.04 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company and each Guaranteeing Party, jointly and severally, shall indemnify and hold harmless the Administrative Agent, the Trustee, the Collateral Agent, the Guarantor Paying Agent, each A Lender, each Steering Group member and their respective Affiliates, directors, officers, employees, counsel, financial advisors, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses and disbursements (including the current payment of all reasonable fees and disbursements of counsel) of any kind or nature whatsoever that may at any time be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement or performance of this Agreement or any other Restructuring Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby, or (b) any actual or alleged violation of any Applicable Law (including environmental laws) by or from any Property subject to the Security Documents currently or formerly owned or operated by the Company or any Guarantor (except to the extent pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes are first placed or released on such Property after the date on which the Company or such Guarantor ceases to hold legal title to such property), or any investigations or proceedings related in any way to such laws binding on the Company or any Guarantor or any of such Property, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); provided, that such indemnity shall not, as to any Indemnified Person, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person (or its Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact). All amounts due under this Section 15.04 shall be payable within 10 Business Days after demand therefor. The agreements in this Section
15.04 shall survive the resignation of the Administrative Agent, the Collateral Agent, the Trustee or the Guarantor Paying Agent or the replacement of any A Lender or Steering Group member (in each case, with respect to periods prior to such resignation or replacement), the termination of any Restructuring Document and the repayment, satisfaction or discharge of all other obligations under the Restructuring Documents.

            Section 15.05 Limitation of Rights; No Waiver. No failure by the Administrative Agent, the Trustee, the Collateral Agent, any A Lender or any B Noteholder to exercise, and no delay by any such Person in exercising, any right, remedy or power under this Agreement or any other Restructuring Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement or any other Restructuring Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            Section 15.06 Sharing of Information.

            (a) each of the Administrative Agent and the Trustee shall, from time to time upon request, advise the other and the Collateral Agent of the outstanding principal amount of A Loans or B Notes (as the case may be) and accrued interest thereon, and

            (b) the Collateral Agent shall, from time to time upon request, advise each of the Administrative Agent and the Trustee of the aggregate credit balance of the DSRA.

            Section 15.07 Judgment Currency. The Company and each Guaranteeing Party agrees that Dollars are the sole currency for the payment of all sums payable in respect of the Restructured Debt. All indemnities to be paid under this Agreement, shall be payable immediately when due in Dollars in the full amount due, without deduction for any variation in any Rate of Exchange (as defined below). The Company and the Guaranteeing Parties agree to indemnify any Creditor against any losses incurred by such Creditor as a result of any judgment or order being given or made for the amount due hereunder and such judgment or order being expressed and paid in a currency (the "JUDGMENT CURRENCY") other than Dollars and as a result of any variation as between (i) the rate of exchange at which the Dollar amount is converted into Judgment Currency (the "RATE OF EXCHANGE") and (ii) the Rate of Exchange at which the Creditor is then able to purchase Dollars with the amount of the Judgment Currency actually received by such Creditor. The indemnity set forth in this
Section 15.07 shall constitute a separate and independent obligation of the Company and each Guaranteeing Party and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

            Section 15.08 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 15.09 Payments Set Aside. To the extent that the Company or a Guaranteeing Party makes a payment to the Administrative Agent, the Trustee or any Creditor, or the Administrative Agent, the Trustee, or any Creditor exercises a right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be repaid to a trustee, receiver or any other party in connection with any insolvency or similar proceeding, then to the extent of any amounts recovered from the Administrative Agent, the Trustee, or any Creditor or repaid to a trustee, receiver or other party, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

            Section 15.10 Notices.

            (a) Unless otherwise expressly provided herein, all notices, directions, requests and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices, directions, requests and other communications shall be mailed, faxed or delivered to the applicable address or facsimile number to the address or facsimile number specified for such Person on Schedule 15.10 or to such other address or facsimile number as shall be designated by such party in a notice to the other parties.

            (b) All such notices, directions, requests and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto, and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto, (B) if delivered by facsimile, when sent and receipt has been confirmed by telephone or in writing.

            (c) The Administrative Agent and the Trustee shall be entitled to rely and act upon any notice, direction, request or other communication believed in good faith by such Person to have been given by or on behalf of the Company or any Guaranteeing Party.

            Section 15.11 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Company nor any Guaranteeing Party may assign or transfer any of its rights or obligations under this Agreement or any other Restructuring Document without the prior written consent of the Administrative Agent, the Trustee, the Collateral Agent and the Guarantor Paying Agent.

            Section 15.12 Counterparts; Severability. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. If any provision of this Agreement or any other Restructuring Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement or such other Restructuring Document shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith to replace the illegal, invalid or unenforceable provisions with valid provisions the same economic effect as such illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 15.13 Waiver of Immunity. Each of the Company and each Guaranteeing Party hereby irrevocably and unconditionally waives and agrees, not to plead or claim in any legal action, suit or proceedings, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or otherwise) with respect to itself or any of its property, whether or not held for its own account, immunity in respect of its obligations under this Agreement and each other Restructuring Document. Without limiting the foregoing, the Company and each Guaranteeing Party agrees that the foregoing waiver shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for the purposes of such Act.

            Section 15.14 Use of English Language.

            (a) This Agreement, the A Loan Documents, the B Loan Documents and the McKinley Pledge Agreement are made in the English language. One Spanish language translation of each such Restructuring Document has been prepared at the Company's expense and delivered pursuant to Section 2.01(k), and shall be the agreed Spanish language translation thereof for all purposes. Such translations and no other may be filed in one or more public registries in Mexico or used in any proceedings in Mexico. For all purposes, the English language version hereof and of the A Loan Documents, the B Loan Documents and the

McKinley Pledge Agreement shall be the original instrument, and in all cases of conflict between the English and the Spanish versions, the English version shall control; provided, that with respect to the proceedings brought before a Mexican court, the Spanish language version shall control.

            (b) All certificates, reports, notices, documents, financial statements and other communications (excluding Mexican estatutos sociales and powers-of-attorney) given or delivered pursuant to the Restructuring Documents (other than the Security Documents) shall be in the English language only, except as required by Mexican law (in which event English translations thereof certified by a Responsible Officer of the Person delivering such certificate, report, notice, document, financial statement or other communication shall be provided upon which all parties hereto shall have the right to rely for all purposes of the Restructuring Documents).

            Section 15.15 Survival. The obligations of the Company and the Guaranteeing Parties under Sections 10.03, 11.05, 15.03, 15.04 and this Section
15.15 shall survive the repayment of the Restructured Debt and the termination of the Restructuring Documents. In addition, each representation and warranty made herein or pursuant hereto shall survive the making of such representation and warranty. Such representations and warranties (to the extent made to such Person) have been or will be relied upon by the Administrative Agent, the Trustee, the Guarantor Paying Agent, and each Creditor, regardless of any investigation made by the Administrative Agent, the Trustee, the Guarantor Paying Agent, or any Creditor on their behalf.

            Section 15.16 Consent to Jurisdiction; Process Agent. Each of the parties hereto hereby agrees that any suit, action or proceeding with respect to this Agreement or any other Restructuring Document (other than those governed by Mexican law) or any judgment entered by any court in respect of any thereof may be brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each of the parties hereto hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each of the parties hereto further submits, for the purpose of any such suit, action, proceeding or judgment to the appropriate courts of its domicile and to the appropriate courts located in the national capital of the jurisdiction of the law under which such party is organized. In addition, the Company and each Guaranteeing Party hereby further submits, for the purpose of any such suit, action, proceeding or judgment, to the courts of the Federal District of the United Mexican States. The Company and each Guaranteeing Party hereby irrevocably appoint CT Corporation System (the "PROCESS AGENT"), with an office on the Closing Date at 111 Eighth Avenue, 13th Floor, New York, New York 10011, U.S.A., as its agent to receive on its behalf service of copies of the summons and complaint and any other process that may be served in any action or proceeding brought in any New York state or federal court. Such service, to the extent permitted by Applicable Law, may be made by mailing by certified mail or delivering a copy of such process to the Company or Guaranteed Party, as the case may be, in care of the Process Agent at the address specified above for the Process Agent, and the Company and each Guaranteeing Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Company and each Guaranteeing Party also irrevocably consents, to the extent permitted by Applicable Law, to such service upon it by the mailing by certified mail of copies thereof by U.S. airmail to its address set forth in Schedule 15.10. So long as the Company or any Guaranteeing Party is obligated under any Restructuring Document, it will maintain a duly appointed agent in New York City for the service of such process or summons. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Applicable Law. The parties hereto agree that a final judgment in any suit, action, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each of the parties hereto irrevocably waive, to the fullest extent permitted by Applicable Law, (a) any objection that any such party may now or hereafter have to the laying of venue of any action or proceeding with respect to the Restructuring Documents (other than the Security Documents) in the Federal Courts of the United States for the Southern District of New York, or the Supreme Court of the State of New York, County of New York, (b) any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum and (c) their rights to bring an action or proceeding in any other jurisdiction to which they might be entitled. The Company and each Guaranteeing Party hereby also irrevocably waives, to the fullest extent permitted by Applicable Law, the right to demand that the Administrative Agent, the Trustee, the Guarantor Paying Agent, or a Creditor post a performance bond or guaranty in any action or proceeding initiated against the Company or any Guaranteeing Party.

            Section 15.17 Waiver of Jury Trial. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER RESTRUCTURING DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            Section 15.18 Releases. The Company and each Guaranteeing Party, on behalf of itself and its Subsidiaries and Affiliates hereby releases and forever discharges each Creditor, each of their respective Affiliates, and each member of any steering or similar committee of creditors of the Company and each of their respective individual, joint or mutual, past, present, and future Affiliates, stockholders, controlling persons, directors, officers, employees, counsel, subsidiaries, successors and assigns, in each case from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, Liens, and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of such parties now has, has ever had or may hereafter have against any Person so released and discharged on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, relating to, arising out of, or in connection with, the Pre-Restructuring Claims, the Pre-Restructuring Documents or the Company and its Affiliates. Each Creditor, on behalf of itself and its Affiliates, hereby releases and forever discharges the Company, the Guaranteeing Parties and each member of any steering or similar committee of creditors of the Company and each of their respective individual, joint or mutual, past, present, and future Affiliates, stockholders, controlling persons, directors, officers, employees, counsel, subsidiaries, successors and assigns, in each case from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, Liens, and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of such parties now has, has ever had or may hereafter have against any Person so released and discharged on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, relating to, arising out of, or in connection with, the Pre-Restructuring Claims, the Pre-Restructuring Agreements or the Company and its Affiliates. Notwithstanding the foregoing, nothing contained in this Agreement shall operate to release any obligations of any party under the Restructuring Documents.

      [Remainder of page intentionally blank; next page is signature page.]

            IN WITNESS WHEREOF, the parties hereto have caused this Common Agreement to be duly executed and delivered by their proper and duly executed as of the date first written above.

                                 CORPORACION DURANGO, S.A. DE C.V.



                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Chief Financial Officer



                                 COMPANIA PAPELERA DE ATENQUIQUE, S.A. DE C.V., as Guarantor and Subordinating Creditor


                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Attorney in Fact



                                 PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V., as Guarantor



                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Attorney in Fact



                                 EMPAQUES DE CARTON TITAN, S.A. DE C.V.,
                                 as Guarantor and Subordinating Creditor

                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Attorney in Fact



                                 INDUSTRIAS CENTAURO, S.A. DE C.V.,
                                 as Guarantor

                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Attorney in Fact

                                 ENVASES Y EMPAQUES DE MEXICO, S.A., DE C.V., as Guarantor and Subordinating Creditor



                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Attorney in Fact




                                 ADMINISTRACION CORPORATIVA DE DURANGO, S.A.
                                 DE C.V., as Guarantor and Subordinating
                                 Creditor



                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Attorney in Fact


                                 CARTONPACK, S.A. DE C.V., as Guarantor




                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Attorney in Fact



                                 COMPANIA NORTEAMERICANA DE INVERSIONES EN
                                 CELULOSA Y PAPEL, S.A. DE C.V., as Additional Guarantor and Subordinating Creditor



                                 By: /s/ Teresa Fernandez Escarzaga
                                     ------------------------------------
                                     Name:  Teresa Fernandez Escarzaga
                                     Title: Attorney in Fact



                                 DURANGO INTERNACIONAL, S.A. DE C.V., as
                                 Additional Guarantor and Subordinating Creditor


                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Attorney in Fact

                                 DURANGO INTERNATIONAL, INC., as Additional
                                 Guarantor and Subordinating Creditor



                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Chief Financial Officer



                                 RECICLAJES CENTAURO, S.A. DE C.V., as
                                 Additional Guarantor



                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Attorney in Fact



                                 PORTEADORES DE DURANGO, S.A. DE C.V., as
                                 Additional Guarantor and Subordinating Creditor



                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Chief Financial Officer


                                 GRUPO PIPSAMEX, S.A. DE C.V., as Subordinating Creditor



                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Attorney in Fact



                                 DURANGO MCKINLEY PAPER COMPANY, as
                                 Subordinating Creditor


                                 By: /s/ Mayela Rincon de Velasco
                                     ------------------------------------
                                     Name:  Mayela Rincon de Velasco
                                     Title: Treasurer

                                 LAW DEBENTURE TRUST COMPANY OF NEW YORK, as
                                 Trustee



                                 By: /s/ Patrick J. Healy
                                     ------------------------------------
                                     Name:  Patrick J. Healy
                                     Title: Vice President

                                 DEUTSCHE BANK TRUST COMPANY AMERICAS, as
                                 Collateral Agent



                                 By: /s/ Wanda Camacho
                                     ------------------------------------
                                     Name:  Wanda Camacho
                                     Title: Vice President

                                 DEUTSCHE BANK MEXICO, S.A., INSTITUCION DE
                                 BANCA MULTIPLE, DIVISION FIDUCIARIA, as
                                 Collateral Agent



                                 By: /s/ Jesus Miguel Escudero Basurto
                                     ------------------------------------
                                     Name:  Jesus Miguel Escudero Basurto
                                     Title: Trustee Delegate

                                 DEUTSCHE BANK TRUST COMPANY AMERICAS, as
                                 Guarantor Paying Agent



                                 By: /s/ Wanda Camacho
                                     ------------------------------------
                                     Name:  Wanda Camacho
                                     Title: Vice President

                                 THE BANK OF NEW YORK, as Administrative Agent




                                 By: /s/ Walter Salvatori
                                     ------------------------------------
                                     Name:  Walter Salvatori
                                     Title: Vice President

                                 BANCO NACIONAL DE MEXICO, SOCIEDAD ANONIMA,
                                 INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, as an A Lender



                                 By: /s/ Leonor Cues
                                     ------------------------------------
                                     Name:  Leonor Cues
                                     Title: Apoderado



                                 By: /s/ Gerardo Hernandez Amero
                                     ------------------------------------
                                     Name:  Gerardo Hernandez Amero
                                     Title: Apoderado

                                 CITIBANK INTERNATIONAL PLC, as an A Lender


                                 By: /s/ [Illegible]
                                     ------------------------------------
                                     Name:  [Omitted]
                                     Title: [Omitted]

                                 BANC OF AMERICA SECURITIES LIMITED, as an A
                                 Lender


                                 By: /s/ Eric Clause
                                     -----------------------------------------
                                 Name:  Eric Clause
                                 Title: Principal

                                 JPMORGAN CHASE BANK, N.A., as an A Lender

                                 By: /s/ Monochere V. Alamgar
                                     -----------------------------------------
                                 Name:  Monochere V. Alamgar
                                 Title: Vice President

                                 CALIFORNIA COMMERCE BANK, as an A Lender



                                 By: /s/ Martin K. Breidspecher
                                     -----------------------------------------
                                 Name:  Martin K. Breidspecher
                                 Title: Senior Vice President



                                 By: /s/ Jorge A. Figueroa
                                     -----------------------------------------
                                 Name:  Jorge A. Figueroa
                                 Title: Senior Vice President

                                 DEUTSCHE BANK, A.G., NEW YORK BRANCH, as an A Lender

                                 By: /s/ Jay Hopkins
                                     -----------------------------------------
                                 Name:  Jay Hopkins
                                 Title: Assistant Vice President


                                 By: /s/ John Pineiro
                                     -----------------------------------------
                                 Name:  John Pineiro
                                 Title: Director